Proposal No. 1: Election of Directors
Proposal No. 2: Approval of Merix' 2009 Equity Incentive Plan
Corporate Governance Principles and Board Matters
Director Compensation
Appointment of Independent Registered Public Accounting Firm
Transactions with Related Persons
Executive Officers
Executive Compensation
   Summary Compensation Table
   Fiscal Year 2009 Grants of Plan-Based Awards
   Outstanding Equity Awards at 2009 Fiscal Year-End
   Fiscal Year 2009 Exercises and Stock Vested
   Fiscal Year 2009 Non-Qualified Deferred Compensation
   Potential Payments on Termination or Change-in-Control
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Audit Committee Report
Security Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Reporting Compliance

Appendix A: Merix Corporation 2009 Equity Incentive Plan

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

MERIX CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERIX CORPORATION
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
(503) 716-3700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 Time and Date

9:00 a.m. Pacific Daylight Time on October 7, 2009

Place

Merix’ principal executive offices, located at 15725 SW Greystone Court, Beaverton, Oregon 97006

Items of Business

1.	To elect eight (8) directors to serve for the ensuing year and until their successors are elected.

2.    To approve Merix’ 2009 Equity Incentive Plan.

3.	To consider any other business that may properly come before the meeting.

 Adjournments and Postponements

 Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned and postponed.

 Record Date

You are entitled to vote only if you were a Merix shareholder as of the close of business on August 11, 2009.

 Voting

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to submit your proxy or voting instructions as soon as possible. You may submit your proxy for the annual meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided, or by following the instructions on your voting instruction card for voting by mail or using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card or voting instruction card. You may attend the meeting in person even though you have sent in your proxy or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

This proxy statement, along with our 2009 Annual Report to shareholders and proxy card are available on-line at https://materials.proxyvote.com/590049.

By Order of the Board of Directors,
/S/ Allen L. Muhich
Allen L. Muhich Vice President – Finance, Corporate Controller and Corporate Secretary

Beaverton, Oregon
August 26, 2009

MERIX CORPORATION
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held on October 7, 2009

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board of Directors of Merix Corporation is providing these proxy materials for you in connection with Merix’ annual meeting of shareholders, which will take place on Wednesday, October 7, 2009. As a shareholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement and proxy card, together with Merix’ annual report to shareholders, were distributed to shareholders beginning on or about August 26, 2009.

Q:	What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:	How may I obtain Merix’ annual report to shareholders?

A:	A copy of our 2009 annual report to shareholders is enclosed.

Q:	Are the proxy materials for the 2009 annual meeting available electronically?

A:	Yes. This proxy statement, the 2009 Annual Report and proxy card are available electronically at https://materials.proxyvote.com/590049.

Q:	How may I obtain Merix’ Annual Report on Form 10-K filed with the SEC?

A:
Merix’ Annual Report on Form 10-K for the year ended May 30, 2009 is enclosed with this proxy statement. Shareholders may request an additional free copy of Merix’ Annual Report on Form 10-K for the year ended May 30, 2009 from:

Merix Corporation
Attn: Allen L. Muhich
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Phone: (503) 716-3700
Fax: (503) 716-3809
www.merix.com

Merix will also furnish any exhibit to the Form 10-K if specifically requested. Copies of Merix’ Annual Report on Form 10-K for the year ended May 30, 2009 are also available in the SEC Filings portion of the Investor Relations section of our website at www.merix.com and in the SEC’s EDGAR database on the SEC’s website at www.sec.gov.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	The election of directors; and

•	The approval of Merix’ 2009 Equity Incentive Plan.

These proxy materials include a more detailed description of this proposal. We will also consider any other business that properly comes before the annual meeting.

Q:           How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the approval of Merix’ 2009 Equity Incentive Plan.

Q:	What shares can I vote?

A:
Each share of Merix common stock issued and outstanding as of the close of business on August 11, 2009, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting.  You may vote all shares of common stock owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.  As of the Record Date we had approximately 21,780,731 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most Merix shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Merix’ transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Merix. As the shareholder of record, you have the right with these proxy materials to grant your voting proxy directly to Merix or to vote in person at the meeting. Merix has enclosed or sent a proxy card for you to use in granting your voting proxy to Merix.

Beneficial Owner

If your shares are held in a brokerage account (in street name) or by another person on your behalf, you are considered the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Merix shareholder as of the close of business on August 11, 2009, or you hold a valid proxy for the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy by mail using the proxy card enclosed or sent with these proxy materials, or by submitting a proxy by telephone or using the Internet. If you are the beneficial owner of shares held in a brokerage account or by another person on your behalf, you may vote by submitting voting instructions to your broker, trustee or nominee as specified in the voting instruction card provided by your broker, trustee or nominee and enclosed and sent with these proxy materials. For directions on how to vote your shares, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail—Shareholders of record of Merix common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

By Telephone—Shareholders of record of Merix may submit proxies by telephone until 11:59 p.m. (Eastern Time) on October 6, 2009 by calling (800) 690-6903. The proxy card also includes instructions on submitting proxies by telephone. Most Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

By Internet—Shareholders of record of Merix may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on October 6, 2009 by visiting www.proxyvote.com. The proxy card also includes instructions on submitting proxies using the Internet. Most Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote using the Internet by following the instructions on the voting instruction cards provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Q:	Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation of your proxy to Merix’ Secretary prior to your shares being voted or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are the beneficial owner of shares held in a brokerage account, or that are held by another person on your behalf, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as provided in the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

Merix Corporation Investor Relations
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Fax: (503) 716-3809

If you need additional copies of this proxy statement or voting materials, please contact Merix as described above.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Merix or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which are forwarded to Merix management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Merix common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees.  If your vote is “WITHHELD” it will not be considered as having been cast.

For other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a shareholder of record and you sign and return your proxy card, or submit a proxy by telephone or using the Internet, without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Merix’ nominees to the Board, and in the discretion of the proxy holders on any other matters that properly come before the meeting), except shares held in the Merix 401(k) Plan, which will be voted in accordance with the terms of the Plan. If you are the beneficial owner of shares held in a brokerage account, or by another person on your behalf, and you return your voting instruction card, or vote by telephone or using the Internet, without providing specific instructions, your broker will exercise discretion to vote your shares in the election of directors.

Q:	What is the voting requirement to approve each of the proposals?

A:
In Proposal No. 1, the eight (8) nominees receiving the highest number of “FOR” votes will be elected. Proposal No. 2 requires the affirmative “FOR” vote of a majority of the total votes cast on the proposal. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes generally do not count as votes against the proposals being voted on at the meeting. Abstentions will have the same effect as votes against the proposal.

Q:	What is the effect of “broker non-votes”?

A:
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes generally do not count as votes against the proposals being voted on at the meeting. Abstentions will have the same effect as votes against the proposal.

Q:	Is cumulative voting permitted for the election of directors?

A:
No. Each share of Merix’ common stock outstanding as of the close of business on August 11, 2009 is entitled to one vote with respect to each director nominee, and on each other matter that may come before the annual meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael D. Burger, Dr. William W. Lattin and William C. McCormick, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be Kelly E. Lang, Executive Vice President and Chief Financial Officer.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Merix proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:
If you share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us:

Merix Corporation
Attn: Allen L. Muhich
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Phone: (503) 716-3700
Fax: (503) 716-3809

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:
Merix is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.  In addition, Merix intends to engage The Proxy Advisory Group, LLC to assist in the solicitation process for a fee of approximately $8,000.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2010.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in Merix’ proxy statement for the annual meeting next year, the written proposal must be received by Merix’ Secretary at our principal executive offices no later than April 28, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in Merix’ proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals must also comply with our bylaws provisions regarding business to be brought before a shareholder meeting and SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Merix Corporation
Attn: Michael D. Burger
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Fax: (503) 716-3809

For a shareholder proposal that is not intended to be included in Merix’ proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Merix common stock to approve that proposal, provide the information required by Merix’ bylaws and give timely notice to Merix’ Secretary in accordance with Merix’ bylaws, which, in general, require that the notice be received by Merix’ Secretary:

•	not earlier than the close of business on July 8, 2010; and

•	not later than the close of business on August 7, 2010.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Chair of Merix’ Nominating and Corporate Governance Committee by fax or mail addressed to:

Chair of the Nominating and Corporate Governance Committee
Merix Corporation
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Fax: (503) 716-3809

In addition, Merix’ bylaws permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver to Merix’ Secretary timely notice in accordance with Merix’ bylaws, which require that the notice be received by Merix’ Secretary within the time period described above under “Shareholder Proposals.” Pursuant to Merix’ bylaws, the notice must include, among other things, the information that would be required in a proxy statement soliciting proxies for the election of that nominee, and information about the shareholder making the nomination, as well as a statement by the nominee acknowledging that he or she consents to serve as a director of Merix if elected. The notice should be addressed to Merix’ Secretary as follows:

Merix Corporation
Attn: Allen L. Muhich
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Fax: (503) 716-3809

Copy of Bylaw Provisions: You may contact Merix’ Secretary as indicated above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Merix’ bylaws also are available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Q:	How may I communicate with Merix’ Board or the independent directors on Merix’ Board?

A:
You may submit any communication intended for Merix’ Board or the independent directors by directing the communication by mail or fax addressed to the Chairman of the Board at our principal executive office, which is located at the following address:

Merix Corporation
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Fax: (503) 716-3809

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Merix’ Board of Directors currently consists of eight (8) directors.  Upon the recommendation of the Nominating and Corporate Governance Committee, each current director has been nominated for election at the 2009 Annual Meeting to serve until the next annual meeting or until his or her successor is elected.  Each nominee is standing for re-election.  Information regarding the business experience of each nominee is provided below. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of Merix.  There are no family relationships among our executive officers and directors.

If you sign your proxy card or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the eight persons nominated by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card or voting instruction card.

The Board expects that all of the nominees will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Michael D. Burger, Dr. William W. Lattin and William C. McCormick, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the size of the Board.

The Board recommends a vote FOR the election to the Board of each of the following nominees.

	Age	Director since
William C. McCormick, Chairman	75	1997
William C. McCormick has been Merix’ Chairman since 2007.  He currently serves on the advisory committees of Aquitas Capital Management and Riverlake Partners LLC, which are buyout and capital management firms of small-to-medium-sized manufacturing companies.  He served as Chairman of Precision Castparts Corporation from October 1994 until his retirement in August 2003 and as Chief Executive Officer from August 1991 until retiring from that position in August 2002.  He is President of the William C. & Jani E. McCormick Foundation.  He is the Chairman of EnergyConnect Group Inc. (formerly Microfield Group, Inc.), Vice Chairman of TECT Aerospace and President of Homestead Capital.  He serves as a director on the boards of Albertina Kerr Foundation, SP Industries, Inc. and Premium Wire Components.

Michael D. Burger	51	2007
Michael D. Burger joined Merix in April 2007 as Director, President and Chief Executive Officer. From November 2004 until joining Merix, Mr. Burger served as Director and President of the Components Business of Flextronics Corporation, a leading provider of advanced design and electronics manufacturing services to original equipment manufacturers. Prior to Flextronics, from 1999 to November 2004, he was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, he served as ZiLOG’s President and a member of its board of directors. For more than 20 years Mr. Burger has successfully built high technology businesses both domestically and in China.

Kirby A. Dyess	63	2002
Kirby A. Dyess is a principal in her own early stage investment firm, Austin Capital Management LLC.  She served as Vice President of Intel Corporation and Director of Operations for Intel Capital from April 2001 until her retirement in December 2002.  She served as Vice President and Director of New Business Development of Intel Corporation from January 1997 to April 2001 and was Corporate Vice President and Director of Human Resources worldwide from 1993 to 1996.  Ms. Dyess also serves on the Board of Directors of publicly traded companies Portland General Electric and Itron, Inc., as well as privately held companies Prolifiq Software, Inc., and Compli, Inc.

	Age	Director since
Donald D. Jobe	66	2001
Donald D. Jobe is currently President and Chief Executive Officer of his own corporation, Asia Resources Inc., which was founded in January 2002.  Mr. Jobe served as President and Chief Executive Officer of Isola Laminate Systems from July 1999 until he retired in October 2001.  He served as Vice President and General Manager of Allied Signal Electronic Materials, Asia from October 1994 until June 1999.

George H. Kerckhove	72	2001
George H. Kerckhove retired as Vice President of American Standard Companies in May 2000. He served as Chief Financial Officer of American Standard from January 1998 to January 2000 and Vice President and Group Executive for the Plumbing Products Sector in the Americas, Europe and Asia from January 1988 to December 1997.  Mr. Kerckhove was a Director of American Standard Companies from 1990 to May 2000.  He is currently a Director and on the Executive Committee of Gundersen-Lutheran Medical Foundation and Mississippi Valley Conservancy.

Dr. William W. Lattin	68	2000
Dr. William W. Lattin is currently President of Lattin Enterprises, Inc., a firm that invests in development-stage technology companies.  Dr. Lattin retired as Executive Vice President of Synopsys, Inc. in October 1999. He served as President and Chief Executive Officer of Logic Modeling from 1992 until its acquisition by Synopsys, Inc. in 1994. Dr. Lattin served as the Chief Executive Officer of Logic Automation from 1986 to 1992. Prior to Logic Automation, he worked for Intel Corporation from 1975 to 1986. He also serves on the Board of Directors of FEI Corp., RadiSys Corporation, Tripwire, Inc., EasyStreet Online Services, Inc and Intrinsity, Inc.

Robert C. Strandberg	52	1998
Robert C. Strandberg currently owns and manages Mattern Holdings, Inc., a Florida-based wholesale flower distributorship.  From May 2001 to January 2006, Mr. Strandberg served on the Board of Directors and as Chief Executive Officer of Xytrans, Inc. From April 1997 to August 2000, he served as President and Chief Executive Officer of PSC, Inc. and as its Executive Vice President from November 1996 to April 1997.

Francis Yuen Kin Pheng	59	2008
Mr. Yuen is currently the President and Business Leader of Trane Commercial Systems, Asia and has held that position since September 2003. Trane Commercial Systems is a global provider of residential heating and air conditioning and commercial HVAC solutions. From 2000 to September 2003, Mr. Yuen held various positions at Honeywell International, including President of Asia Pacific, Chairman of Honeywell China and President, Aerospace Asia Pacific.

PROPOSAL NO. 2:  APPROVAL OF MERIX’ 2009 EQUITY INCENTIVE PLAN

The Board recommends a vote FOR the approval of the Merix Corporation 2009 Equity Incentive Plan

The Board of Directors of Merix is seeking shareholder approval of the Merix Corporation 2009 Equity Incentive Plan (the “2009 Plan”).  If it is approved by our shareholders, the 2009 Plan will replace our 2006 Equity Incentive Plan (the “2006 Plan”) and our 2000 Nonqualified Stock Option Plan (the “2000 Plan”), effective on the date of such approval. Under the 2009 Plan, 3,000,000 shares of common stock will be reserved for issuance on the effective date of the 2009 Plan. Shares of common stock previously reserved for issuance, but not subject to outstanding awards under the 2006 Plan and the 2000 plan as of the effective date of the 2009 Plan, will cease to be available for issuance. As of the end of our most recently completed fiscal year (May 30, 2009), our 2006 Plan and 2000 Plan had approximately 2.2 million shares remaining available for grant in the aggregate. Up to an additional 2,789,931 shares of common stock subject to outstanding awards granted under the 2006 Plan, the 2000 plan and our 1994 Stock Incentive Plan (the “1994 Plan”) will become available for grant under the 2009 Plan to the extent that such shares cease to be subject to such awards after the 2009 Plan is approved by our shareholders other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares (the “Recycled Shares”).

Aside from the number of shares proposed to be reserved for issuance under the 2009 Plan, the terms of the 2009 Plan are substantially the same as those of the 2006 Plan with the following exceptions:

•
The 2009 Plan eliminates the restriction in the 2006 Plan that no more than 50% of the plan’s shares be used to grant “full-value” awards (defined as awards other than  stock options and stock appreciation rights).

•
The 2009 Plan restricts to 5% of the plan’s shares (reduced from 10% under the 2006 Plan) the number of shares that can be used for “full-value” awards that do not meet the minimum vesting requirements described below under the heading “Stock Awards, Restricted Stock, Stock Units and other Awards.”

•
The 2009 Plan increases the limitation on use of shares from 300,000 shares to 500,000 shares for awards to a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, in any calendar year.

Utilizing a variety of equity compensation instruments, we plan to use the 3,000,000 shares and the Recycled Shares under the 2009 Plan for which we are seeking shareholder approval to:

•	attract and retain key Merix employees and directors, including key Merix executives; and

•	provide an incentive for them to assist Merix to achieve long-range performance goals and enable them to participate in the long-term growth of the Company.

We anticipate that with the 3,000,000 shares and the Recycled Shares under the 2009 Plan for which we are seeking shareholder approval, we will have sufficient shares reserved for our equity compensation program through fiscal 2011, and that we will need to seek shareholder approval for additional shares at the 2011 annual shareholders meeting.

While the approval of the 2009 Plan will increase the potential dilution represented by our equity compensation program, we expect that this overhang is a short-term issue that will improve within two to three years as our stock price improves. A significant number of our outstanding stock options are “underwater” (the exercise prices are above the current market price of the Company’s common stock), and we expect that the shares covered by these options may eventually become available for grant again when the options expire. However, we do not expect this to happen before fiscal 2011. Alternatively, if these options become “in-the-money” (the exercise prices are below the market price of the Company’s common stock) before they expire, we would expect them to be exercised, which would reduce the overhang from our equity compensation. As of May 30, 2009, approximately 4% and 21% of Merix employees were participating in the 2006 Plan (and its predecessor, the 1994 Plan) and 2000 Plan, respectively.  Approximately 2.2 million shares are subject to options outstanding as of May 30, 2009 that have exercise prices between $1.62 and $24.45 per share, and expire after fiscal 2011.

A copy of the 2009 Plan, as recommended for approval by the Human Resources and Compensation Committee ( “HRC Committee”) of the Board of Directors of Merix, and approved by the Board of Directors of Merix on August 14, 2009, is attached to this proxy statement as Appendix A and is incorporated herein by reference. The following description of the 2009 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

 If the 2009 Plan is approved by our shareholders, the 2006 Plan and 2000 Plan will terminate, and no additional awards will be made under those plans. If the 2009 Plan as proposed is not approved by our shareholders, awards will continue to be made under the 2006 Plan and 2000 Plan and those plans will remain in effect.

Description of the 2009 Equity Incentive Plan

Purpose

The purpose of the 2009 Plan is to attract, retain and motivate our employees, officers, directors and other service providers by providing them the opportunity to acquire a proprietary interest in our business and to link their interests and efforts to the long-term interests of our shareholders.

Administration

The 2009 Plan will be administered by the HRC Committee of our Board of Directors. The Committee’s authority to administer the plan includes, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The Committee may delegate to one or more of our officers, to the extent permitted by Oregon law, the right to grant awards with respect to participants who are not officers or directors.

Eligibility

Awards may be granted under the 2009 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of Merix or any related company.

Types of Awards

The 2009 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) performance shares and performance units conditioned upon meeting performance criteria and (5) other stock- or cash-based awards.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2009 Plan must be at least 100% of the fair market value of our common stock on the grant date. The Committee will fix the term of each option. Each option will be exercisable under such terms and conditions as determined by the Committee, which may include time-vesting and/or performance-based vesting conditions. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of shares of common stock or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the Committee. Options may also be exercised by means of a broker-assisted cashless exercise in the Committee’s discretion.

After termination of service, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement.  Under our current form of option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than cause, death or disability and (ii) one year following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights (“SARs”). SARs may be granted alone (“freestanding”) or in addition to other awards and may, but need not, relate to a specific option granted under the 2009 Plan. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate; however, under the 2009 Plan the grant price of a freestanding SAR generally will not be less than the fair market value of a share of common stock on the date of grant, and the term will not be more than ten years. Payment upon exercise of an SAR will be in cash, stock, other property or any combination of cash, stock or other property as determined by the Committee and set forth in the instrument evidencing the award. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.

Stock Awards, Restricted Stock, Stock Units and other Awards. Awards of shares of stock, or awards designated in units of stock, may be granted under the 2009 Plan. The Committee is also authorized to grant to participants under the 2009 Plan, either alone or in addition to other awards granted under the 2009 Plan, incentives payable in cash or in shares of common stock. In addition, performance awards may be granted in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock. Performance shares or performance units may be payable upon the attainment of performance criteria. Performance awards may be paid entirely in cash, stock or other property, or in any combination of those, at the discretion of the Committee.

Except for a number of awards equal to 5% of the aggregate number of shares reserved for issuance under the Plan, all awards (other than awards of stock options and SARs) must be made subject to a minimum vesting period at the Committee’s discretion of either (i) a ratable three year period from the grant date, over which the award would vest periodically based primarily on continuous service to Merix or a related company or (ii) one year from the grant date for an award that vests based primarily upon the accomplishment of performance goals, provided that the Committee may waive such vesting restrictions in the event of the participant’s death, disability or retirement or in the event of certain company transactions described in the 2009 Plan. Until the award vests, recipients may not dispose of their awards. Upon termination of employment during the vesting period, all awards still subject to vesting restrictions will be forfeited, subject to any applicable exceptions.

Number of Shares Reserved for Issuance. The 2009 Plan authorizes the issuance of up to 3,000,000 shares of common stock. In addition, up to 2,789,931 shares of common stock subject to outstanding awards as of the date of the October 7, 2009 annual meeting that were granted under the 2006 Plan, the 2000 Plan and the 1994 Plan will be reserved and become available for issuance under the 2009 Plan to the extent that such awards expire or otherwise terminate after the 2009 Plan is approved by our shareholders without shares of common stock being issued pursuant to those awards. Shares of common stock covered by an award granted under the 2009 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2009 Plan that are forfeited, settled for cash or otherwise terminated, and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2009 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards, will become available for issuance under the 2009 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2009 Plan. The shares of stock deliverable under the 2009 Plan will consist of authorized and unissued shares. The Committee may adjust the aggregate number of shares or the number of shares subject to awards under the plan in the event of a change affecting shares of our common stock, such as stock dividends, recapitalization, reorganization or mergers.

Limitations on Use of Shares Subject to the 2009 Plan. The 2009 Plan contains limitations on the number of shares of common stock that may be awarded in any one year to certain participants. The Committee may not make awards under the 2009 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) in any calendar year that relate to more than 500,000 shares of common stock in the aggregate, except that the Committee may make an additional one-time award to a newly hired or promoted covered employee relating to up to 500,000 shares of common stock. In addition, the Committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $500,000.

Nonassignability of Awards

Unless the Committee determines otherwise, no award granted under the 2009 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the Committee or by the laws of descent and distribution. Each award may be exercisable, during the participant’s lifetime, only by the participant, or, if permissible under applicable law, by the participant’s guardian or legal representative.

Term, Termination and Amendment

Unless earlier terminated by the Board of Directors or the Committee, the 2009 Plan will terminate on October 9, 2019. The Board of Directors or the Committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2009 Plan at any time, as long as the rights of a participant are not materially impaired without the participant’s consent subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the Committee, to qualify with tax requirements. The Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent unless such action is necessary or desirable to comply with any applicable law, regulation or rule. The Committee may not reprice options or SARs without shareholder approval.

Performance-Based Compensation Under Section 162(m)

Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In order to so qualify, awards (other than stock options and SARs granted with a fair market value exercise price) must be made subject to an objective performance goal. If the Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings before income taxes, depreciation and amortization; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics. Performance goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance goals may relate to the performance of Merix, any subsidiary, any portion of the business, product line or any combination, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination, all as determined by the Committee. The Committee shall have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals. The Committee may decide not to pay any such award to a participant for a period, based on such criteria, factors and measures as the Committee in its sole discretion may determine, including but not limited to individual performance and the financial and other performance of Merix, or a subsidiary or other business unit.

Company Transaction

Restrictions on awards granted under the 2009 Plan will terminate in certain circumstances that constitute a change in control or a merger, stock or asset sale or similar company transaction that does not involve a related party.

Under the 2009 Plan, to maintain all of the participants’ rights in the event of a Company Transaction that is not a related party transaction, unless the Committee determines otherwise at the time of grant with respect to a particular award or elects to cash-out awards:

•
All outstanding awards (other than performance awards) shall be converted, assumed or replaced by the successor company or shall become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, if such awards are not converted, assumed or replaced by the successor company.

•	Performance awards earned and outstanding become payable in full at target levels and deferrals or other restrictions not waived by the Committee shall remain in effect.

The Committee can provide a cash-out right for awards in connection with a Company Transaction.

Company Transaction. Under the 2009 Plan, a Company Transaction means the consummation of any of the following:

•	a merger or consolidation of Merix with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of all of Merix’ outstanding voting securities;

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of Merix’ assets.

•
an acquisition of beneficial ownership of 30% or more of either (a) the then outstanding shares of common stock of Merix or (b) the combined voting power of the then outstanding voting securities of Merix entitled to vote generally in the election of directors (excluding any acquisition directly from Merix, any acquisition by Merix, any acquisition by any employee benefit plan of Merix, or a related party transaction).

•
A change in the composition of our Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority (not including directors whose election was approved by more than half of the incumbent Board).

Under the 2009 Plan, a related party transaction means a company transaction pursuant to which:

•
the beneficial ownership of Merix or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such company transaction;

•
no entity (other than Merix or an affiliate) will beneficially own 30% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities; and

•	our incumbent board will, after the company transaction, constitute at least a majority of the board of the company resulting from such company transaction.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the 2009 Plan generally applicable to Merix and to participants who are U.S. citizens.

Stock Options
Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price, increased by the amount of ordinary income, if any, the participant recognized.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

 A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a participant generally will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock Awards

With respect to a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to us by the participant for the shares. However, no later than 30 days after a participant receives a restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided the election is made in a timely manner, the participant will recognize no additional income when the restrictions on the shares lapse. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to us by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election.

Performance Awards and Other Stock Unit Awards

A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to us by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to Merix

In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.

Tax Withholding

We are authorized to withhold from any award granted or payment due under the 2009 Plan the amount of any taxes or other required deductions or payment due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable taxes or other required deductions or payments. The Committee is authorized to establish procedures for election by participants to satisfy these obligations by delivery of shares of our stock or by directing us to retain stock otherwise deliverable in connection with the award.

Other Information

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2009 Plan are discretionary. The closing price of our common stock, as reported on the NASDAQ Global Market on August 11, 2009, was $2.13 per share.

2000 Nonqualified Stock Option Plan and 2006 Equity Incentive Plan

During fiscal 2009, Merix maintained two equity compensation plans, the 2000 Nonqualified Stock Option Plan (the “2000 Plan”) and the 2006 Equity Incentive Plan (the "2006 Plan"). The Company may grant awards to eligible persons pursuant to the 2000 and 2006 Plan, provided, however, that such plans will terminate if the 2009 Plan is approved by our shareholders. The Company’s 1994 Stock Incentive Plan (the “1994 Plan”) was retired following shareholder approval of the 2006 Equity Incentive Plan on October 5, 2006, which plan was adopted by Merix’ Board of Directors in August 2006. Shares granted under the 1994 Plan that are cancelled or retired become eligible for issuance out of the 2006 Plan. The material terms of the 2000 Plan are described below.

 The following table summarizes information about the 2000 Plan and 2006 Plan as of May 30, 2009:
Plan category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options (A)	Weighted Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Available for Future Issuance [excluding shares reflected in (A)]
Equity compensation plan approved by security holders(1)	1,027,125	$9.37	832,134
Equity compensation plan not approved by security holders(2)	1,556,548	6.60	1,341,573
	2,583,673	$7.71	2,173,707

(1)
Consists of shares of common stock remaining available for issuance under 2006 Plan. Directors not affiliated with Merix participate in a program under which each receives an option to purchase 20,000 shares and a restricted stock award of shares having a value of $10,000 at the time first elected to the Board and an option to purchase 5,000 shares and a restricted stock award of shares having a value of $40,000 on each anniversary of that date. The options granted under this program vest and become exercisable with respect to 25% of the shares on the first anniversary of the grant date and an additional 25% of the shares vest and become exercisable on each anniversary thereafter (assuming continued Board service). The number of restricted shares granted will be determined by dividing $40,000 by the fair market value of a share of Merix’ common stock on the date of grant. The restricted shares are fully vested at grant, but will be subject to an agreement between Merix and each recipient prohibiting the sale or the disposition of such shares so long as the recipient remains a Merix director. The agreement will also provide that any director who resigns from the Board without the consent of a majority of the Board of Directors then in office will forfeit all such stock awards. Due to the decline the Company’s stock price, the fiscal 2009 annual grants to members of the board of directors were not issued.

Shares available for issuance under the 2006 Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the plan administrator.

(2)
Consists of shares of common stock remaining available for issuance under the 2000 Plan. Shares available for issuance under the 2000 Plan can be granted pursuant to non-statutory stock options and stock awards.

Description of 2000 Nonqualified Stock Option Plan

Merix’ Board of Directors adopted the 2000 Plan in December 2000 and approved amendments in March 2002 and August 2002. The 2000 Plan has not been approved by Merix’ shareholders.

Under the 2000 Plan, Merix is limited in the number of shares that we can award to our officers or directors in any calendar year to 25% of the total awards made for that year. Effective October 2005, Merix ceased to make awards under the 2000 Plan to our executive officers or directors.

The following description of the 2000 Plan is a summary and does not purport to be a complete description. You can find a copy of the full text of the 2000 Plan attached as Exhibit 10.28 to Merix’ Annual Report on Form 10-K for the year ended May 25, 2002, filed with the SEC.

Shares Available

As amended, the 2000 Plan reserves up to 4,000,000 shares of Merix’ common stock for issuance pursuant to awards granted under the 2000 Plan. The 2000 Plan permits the grants of non-statutory stock options (NSOs) and stock awards. If an option granted under the Plan expires, terminates or is canceled, or if shares awarded are forfeited to Merix or repurchased by Merix, the shares again become available for issuance under the 2000 Plan.

Eligibility

Only non-executive officer employees of Merix and its subsidiaries are now eligible to participate in the 2000 Plan. Non-employee consultants, agents, independent contractors and advisors who provide services to Merix are also eligible to participate. Executive officers and directors are not eligible for awards under the 2000 Plan.

Administration

The Human Resources and Compensation Committee of the Board of Directors administers the 2000 Plan. The Committee may designate, from time to time, the individuals to whom awards are made under the 2000 Plan, the amount of any such award and the price and other terms and conditions of any such award. The Committee has the full and exclusive power to interpret the 2000 Plan and may, subject to the provisions of the 2000 Plan, establish the rules for its operation. Only the Board of Directors may amend, modify or terminate the 2000 Plan.

Stock Options

The Committee determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options vest and may be exercised. No monetary consideration is paid to Merix upon the granting of options.

Options granted under the 2000 Plan generally continue in effect for the period fixed by the Committee. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Except as otherwise determined by the Committee, options are nontransferable except on death. Options may be exercised only while an optionee is employed by or in the service of Merix or a subsidiary or until the earliest of (i) the option’s expiration date; (ii) within 12 months following termination of employment by reason of death or disability; or (iii) 90 days following termination for any other reason. The purchase price for each share purchased pursuant to exercise of options must be paid (i) in cash; (ii) by check; (iii) in shares of common stock valued at fair market value that have been owned by the optionee for at least six months (or any shorter period necessary to avoid a charge to Merix’ earnings for financial reporting purposes); or (iv) in other forms of consideration permitted by the Committee. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the 2000 Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

Stock Awards

The Committee may award common stock of Merix under the 2000 Plan on such terms and conditions and subject to repurchase or forfeiture restrictions, if any, as the Committee determines at the time the stock is awarded. The Committee may determine the recipients of the awards, the number of shares to be awarded and the time of the award.

Changes in Capital Structure

The 2000 Plan provides that if the outstanding common stock of Merix is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Merix or of another corporation by reason of any recapitalization, merger, consolidation, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the 2000 Plan and the number and kind of securities that are subject to any outstanding option. In the event of dissolution of Merix, unless otherwise determined by the Committee in its sole discretion, options and stock awards shall immediately terminate prior to dissolution or liquidation.

Term of Plan and Amendments

The Board of Directors may at any time amend, suspend or terminate the 2000 Plan in such respect as it shall deem advisable. The 2000 Plan will continue until all shares available for issuance under the 2000 Plan have been issued and all restrictions on such shares have lapsed.

U.S. Federal Income Tax Consequences

No income is realized by the grantee under federal income tax law until a stock option is exercised. Because the stock options granted under the 2000 Plan are NSOs, at the time of exercise of an NSO, the optionee will realize ordinary compensation income, and Merix will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Merix’ deduction is conditioned upon withholding income taxes on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable at capital gains rates.

An employee who receives a stock award in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Internal Revenue Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the original date of the receipt of the award. Merix generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares, provided Merix withholds income taxes on the income amount.

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that Merix may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Because the 2000 Plan was not approved by Merix shareholders, compensation received through the exercise of options granted under the Plan is subject to the $1,000,000 deduction limit.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Merix is committed to sound corporate governance principles. Such principles are essential to running Merix’ business efficiently and to maintaining Merix’ integrity in the marketplace. Merix’ Code of Business Conduct and Ethics is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Board Independence

The Board has determined that none of the current directors standing for re-election, except Michael D. Burger, the President and Chief Executive Officer (“CEO”), has a material relationship with Merix (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to Merix), and each is independent within the meaning of Merix’ director independence standards, which reflect NASDAQ’s director independence standards, a copy of which is available on the Corporate Governance portion of the Investor Relations section of our website at www.merix.com. Furthermore, the Board has determined that none of the members of any of Merix’ board committees has a material relationship with Merix (directly, or as a partner, shareholder or officer of an organization that has a relationship with Merix), and each is “independent” within the meaning of Merix’ director independence standards.

Board Structure and Committee Composition

We have eight Board directors. The Merix Board has the following four standing committees: (1) Audit, (2) Human Resources and Compensation, (3) Nominating and Corporate Governance, and (4) Asia Advisory.  The membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During fiscal 2009, the Board held eight meetings. Each director attended at least 75% of all Board and applicable committee meetings.  Directors are encouraged to attend annual meetings of Merix shareholders. All directors attended the last annual meeting of shareholders.  Listed below is the membership of each Board committee and the number of times each committee met during fiscal 2009.
Name of Director	Audit	Human Resources and Compensation	Nominating and Corporate Governance	Asia Advisory
Non-Employee Directors:
William C. McCormick, Chairman of the Board
Francis Yuen Kin Pheng				X*
Kirby A. Dyess		X*
Donald D. Jobe	X	X	X	X
George H. Kerckhove	X*	X
Dr. William W. Lattin			X*	X
Robert C. Strandberg	X		X
Employee Director:
Michael D. Burger
Number of Meetings in Fiscal 2009	6	8	4	3
__________
X = Committee member
* = Chair

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of:

•	the integrity of Merix’ financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of Merix’ independent registered public accounting firm;

•	Merix’ systems of internal control over financial reporting; and

•	risk assessment and risk management.

Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates, oversees and approves compensation of Merix’ independent registered public accounting firm; reviews Merix’ internal controls and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant effect on Merix’ financial statements. The Audit Committee works closely with management as well as Merix’ independent registered public accounting firm. The Audit Committee has the authority to retain outside legal, accounting or other advisors as the Audit Committee deems appropriate to fulfill its duties and responsibilities without seeking Board approval with respect to the selection, fees or terms of engagement. The Board has determined that each member of the Audit Committee is “independent” for purposes of membership on the Audit Committee under applicable NASDAQ and SEC requirements. The Board has determined that George H. Kerckhove is an “audit committee financial expert” under applicable SEC rules and regulations.

The report of the Audit Committee is included on page 37 of this proxy statement. The charter of the Audit Committee is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee:

•	discharges the Board’s responsibilities relating to compensation of Merix’ executives, including the CEO;

•
reviews annually director and executive compensation policies and practices and recommends to the Board, as appropriate, changes to Merix’ director and executive compensation policies and practices; and

•	administers Merix’ equity incentive and executive compensation plans.

The Human Resources and Compensation Committee has overall responsibility for approving and evaluating compensation and benefits plans, policies and programs for executive officers of Merix and has all authority necessary to fulfill the duties and responsibilities assigned to it in its charter or otherwise assigned to it by the Board.  Specific duties of the Human Resources and Compensation Committee include developing and monitoring Merix’ executive compensation philosophy; establishing and annually reviewing and approving Merix’ executive compensation policies and practices; annually reviewing and approving the Human Resources and Compensation Committee charter and the committee’s performance; determining annual compensation for executives; approving and recommending to the Board for its approval all matters relating to the adoption and amendment of tax-qualified and nonqualified benefit plans; and reviewing and approving special executive employment, compensation and retirement arrangements.  The Human Resources and Compensation Committee has the authority to retain independent counsel, compensation and other professionals without seeking Board approval with respect to the selection, fees or retention terms.  The Human Resources and Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board or to officers of Merix.

The report of the Human Resources and Compensation Committee on executive compensation is included on page 37 of this proxy statement. The charter of the Human Resources and Compensation Committee is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s Charter provides that the Committee:

•	identify individuals qualified to become members of the Board;

•	approve and recommend to the Board director candidates;

•	develop, update as necessary and recommend to the Board corporate governance principles and policies applicable to Merix and monitor compliance with such principles and policies;

•	periodically review, approve and recommend to the Board revisions to director selection guidelines; the Nominating and Corporate Governance Committee charter and the committee’s performance;

•	annually recommend to the Board director membership on Board committees;

•	monitor, plan and support Board education; and

•	oversee the evaluation of the Board.

Consideration of Nominees.  The Nominating and Corporate Governance Committee employs a variety of methods for identifying nominees for director.  Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons.

In evaluating candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, capability and diversity on the Board.  The Nominating and Corporate Governance Committee

charter includes director selection guidelines that specify that directors should have high standards of professional and personal ethics and values, relevant experience at the policy-making level and a commitment to acting in Merix’ best interests. Directors should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of Merix’ business affairs. Directors should be willing to avoid activities or interests that may create a conflict of interest with the directors’ responsibilities and duties to Merix.

Shareholder Nominees. The Nominating and Corporate Governance Committee's policy is to consider properly submitted shareholder nominations for candidates for membership on the Board.  The Committee’s director selection guidelines are applied to all candidates nominated for Board Membership, regardless of the source of the nomination.  Any shareholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair of the Nominating and Corporate Governance Committee
Merix Corporation
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Fax: (503) 716-3809

In addition, Merix’ bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with Merix’ bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?” beginning on page 5 of this proxy statement.

Asia Advisory Committee

The Asia Advisory Committee was established in April 2008 to provide the Board and Company with business, market and product advice that would assist in developing the Company's business in Asia.  The Committee’s Charter provides that the Committee will:

•	meet quarterly to review the Company's strategy, options and business opportunities in Asia;

•	provide recommendations to the Board on a quarterly basis, and more frequently as the Committee determines appropriate, regarding market trends and developments in Asia; and

•	provide feedback and intelligence on specific business opportunities in Asia as requested by the Board.

Executive Sessions

Executive sessions of Merix’ independent directors, meeting without members of Merix’ management or others present, are held at least twice a year. The sessions are scheduled and chaired by the Chairman of the Board, who is currently William C. McCormick. Any independent director may request the scheduling of additional executive sessions.

Communications with the Board

Individuals may communicate with Merix’ Board or Merix’ independent directors by mail or fax addressed to:

Chairman of the Board
Merix Corporation
15725 SW Greystone Court, Suite 200
Beaverton, Oregon 97006
Fax: (503) 716-3809

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation of the Company’s non-employee directors for fiscal 2009.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2009

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings	All Other Compen-sation	Total ($)
Kirby A. Dyess	$41,000	–	$14,445	–	–	–	$55,445
Donald D. Jobe	$63,000	–	$14,240	–	–	–	$77,240
George H. Kerckhove	$67,000	–	$11,576	–	–	–	$78,576
Dr. William W. Lattin	$43,000	–	$12,288	–	–	–	$55,288
William C. McCormick	$60,000	–	$14,805	–	–	–	$74,805
Robert C. Strandberg	$49,000	–	$12,389	–	–	–	$61,389
Francis Yuen Kin Pheng	$40,750	–	$8,631	–	–	–	$49,381

(1)
Michael D. Burger, our president and chief executive officer and a director of Merix, is not included in this table.  The compensation received by Mr. Burger is shown in the Executive Compensation tables below.  Mr. Burger does not receive any additional compensation as a director.

(2)	Includes all annual retainer fees, committee and chairmanship fees and meeting fees.

(3)
Effective February 2008, on a director’s initial election to the Board, each director receives a grant of restricted stock with a grant date fair value of approximately $10,000 and annually thereafter, each director receives a grant of restricted stock with a grant date fair value of $40,000.  Due to the significant depreciation in Merix’ stock price and the limited number of shares available for grant under Merix’ 2006 Equity Incentive Plan, fiscal 2009 grants of restricted stock awards were not issued to directors.

As of May 30, 2009, the total number of outstanding shares of restricted stock held by each director was as follows: Ms. Dyess, 4,141; Mr. Jobe, 5,007; Mr. Kerckhove, 3,573; Dr. Lattin, 4,544; Mr. McCormick, 4,124; Mr. Strandberg, 3,447; and Mr. Yuen, 4,673.

(4)
These amounts represent the aggregate dollar amounts recognized for financial statement reporting purposes in fiscal 2009 for stock options granted to directors in prior fiscal years, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under SFAS No. 123(R)).  On each director's initial election to the board, the director is granted an option to purchase 20,000 shares. Annually thereafter, each director is granted an option to purchase 5,000 shares.  Due to the significant depreciation in Merix’ stock price and the limited number of shares available for grant under Merix’ 2006 Equity Incentive Plan, fiscal 2009 grants of stock options were not issued to directors.

For a discussion of the assumptions we apply in calculating these amounts, see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2009.  As of May 30, 2009, the total number of outstanding options held by each director was as follows: Ms. Dyess, 45,000; Mr. Jobe, 50,000; Mr. Kerckhove, 50,000; Dr. Lattin, 75,000; Mr. McCormick, 36,250; Mr. Strandberg, 80,000; and Mr. Yuen, 20,000.

Directors who are also employees of Merix receive no additional compensation for their services as directors.  During fiscal 2009, Mr. Burger was the only director who was an employee of the Company.  Directors who are not employees of the Company receive cash compensation and equity compensation as described below. All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service.  In addition, Merix indemnifies its directors for liability they may incur for serving in that capacity to the maximum extent permitted under the laws of the state of Oregon. Merix also advances expenses to its directors in connection with this indemnification.

Cash Compensation.  Each non-employee director receives an annual cash retainer of $25,000.  The following cash retainers are also paid to directors: the chairman of the board receives an annual cash retainer of $35,000; the chair of the Audit Committee receives an annual cash retainer of $16,000; the chair of the HRC Committee receives an annual cash retainer of $8,000; and the chairs of the Nominating and Corporate Governance Committee  (“NGC Committee”) and the Asia Advisory Committee each receive an annual cash retainer of $6,000. In addition, each member of the Audit Committee receives an annual fee of $18,000 for attendance at the Audit Committee meetings, each member of the HRC Committee receives an annual fee of $8,000 for attendance at the HRCC meetings and members of the other committees receive an annual fee of $6,000 for attendance at the meetings of those committees.  The Chairman of the Board or relevant committee chair may, at his or her discretion, determine that a lesser fee shall be paid for attendance at meetings.  All annual retainers and attendance fees are paid in equal quarterly calendar installments.  In addition, prior to December 31, 2008, each director could defer a portion of his or her total annual cash compensation by making contributions a non-qualified deferred compensation plan.

Equity Compensation.   In addition to retainers and Board and committee meeting attendance fees, Merix grants an option to purchase 20,000 shares to each non-employee director upon the director’s initial election to the Board of Directors and an option to purchase 5,000 shares annually thereafter. All options have a 10-year term, an exercise price equal to the fair market value of a share of Merix’ common stock on the date of grant and vest in four equal annual installments beginning on the first anniversary of the date of grant. In addition, each director receives a restricted stock award on initial election as a director and annually thereafter.  The number of restricted shares granted is determined by dividing $10,000, with respect to the initial stock award, or $40,000, with respect to the annual stock award, by the fair market value of a share of Merix’ common stock on the date of grant. The shares are fully vested at grant, but are subject to an agreement between Merix and each recipient prohibiting the sale or the disposition of such shares so long as the recipient remains a Merix director. The agreement also provides that any director who resigns from the Board without the consent of a majority of the Board of Directors then in office will forfeit all such stock awards. Due to the significant depreciation in Merix’ stock price and the limited number of shares available for grant under Merix’ 2006 Equity Incentive Plan, fiscal 2009 grants of restricted stock awards and stock options were not issued to directors.

Following is a summary of the compensation program for Merix’ non-employee directors, presented in a tabular format:

Option grant to each non-employee director upon initial election to the Board of Directors	20,000 shares
Annual option grant to each non-employee director	5,000 shares(1)
Restricted stock award to each non-employee director upon initial election to the Board of Directors	$10,000
Annual restricted stock award to each non-employee director	$40,000(1)
Annual retainer for each non-employee director	$25,000
Additional annual retainer for Chairman of the Board	$35,000
Additional annual retainer for Audit Committee Chair	$16,000
Additional annual retainer the HRC Committee Chair	$8,000
Additional annual retainer for other committee chairs	$6,000
Annual fee for attendance of Audit Committee meetings	$18,000
Annual fee for attendance of HRC Committee meetings	$8,000
Annual fee for attendance of other committee meetings	$6,000
Reimbursement of expenses attendant to board membership	Yes
__________

(1)
Due to the significant depreciation in Merix’ stock price and the limited number of shares available for grant under Merix’ 2006 Equity Incentive Plan, fiscal 2009 grants of restricted stock awards and stock options were not issued to directors.

Director Stock Ownership Guidelines

In October 2006, the Board of Directors adopted stock ownership guidelines for the Board of Directors.  Under those guidelines, directors have a share ownership guideline of at least $200,000 for each director who is not a committee chair. For each director who is a committee chair, the share ownership guideline is $200,000 plus an amount equal to the annual retainer for the committee chair position.  The share ownership guideline must be met within five years of October 2006 (or after start of service as a director if after October 2006).

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Grant Thornton LLP to audit Merix’ financial statements for the fiscal year ending May 29, 2010.  Grant Thornton LLP audited Merix’ financial statements for the year ended May 30, 2009 and also provided certain tax and audit-related services.  Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Independent Registered Public Accounting Firm’s Fees

Fees billed to Merix by Grant Thornton LLP in fiscal years 2009 and 2008, were approximately as follows:

	FY 2009 and 2008 Grant Thornton Fees
	FY 2009 Fees	FY 2008 Fees	Total Fees
Audit Fees(1)	$934,000	$1,247,000	$2,181,000
Audit-Related Fees(2)	228,000	58,000	286,000
Tax Fees	–	–	–
All Other Fees	–	–	–
Total	$1,162,000	$1,305,000	$2,467,000
___________

(1)
For professional services for auditing Merix’ annual financial statements and reviewing the financial statements included in Merix’ Quarterly Reports on Form 10-Q. In fiscal 2008, audit fees included services for auditing Merix’ internal control over financial reporting (as required under Section 404 of the Sarbanes-Oxley Act of 2002). The following table shows the breakdown of the audit fees billed for each of these components.  The fees for “Other Audit Services” are for professional services rendered related to certain registration statements filed by the Company.

	FY 2009 and 2008 Grant Thornton Fees
	FY 2009 Fees	FY 2008 Fees	Total Fees
Annual financial statements audit	$728,000	$1,025,000	$1,753,000
Quarterly financial statements review	206,000	206,000	412,000
Other Audit Services	–	16,000	16,000
Total Audit Fees	$934,000	$1,247,000	$2,181,000

(2)
Audit-related fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including the support of business acquisition and divestiture activities and independent assessment of controls related to outsourcing services.

The Audit Committee may pre-approve audit-related and permissible non-audit services to be performed by Merix’ independent registered public accounting firm.  In addition, engagements may be pre-approved pursuant to pre-approval policies and procedures so long as the policies and procedures are detailed as to the particular service and the Audit Committee is informed on a timely basis of any engagement entered into on that basis.  For fiscal 2009, the Audit Committee pre-approved all audit-related and non-audit related services to be performed by Merix’ independent registered public accounting firm.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures For Approving Transactions With Related Persons

The Audit Committee of the Board of Directors has the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance, but neither the Audit Committee nor the Board of Directors has adopted a written policy or procedures specifically governing the approval of transactions with related persons.

Transactions with Related Persons

There were no transactions with related persons in fiscal 2009.

EXECUTIVE OFFICERS

Information regarding each of our current executive officers is provided below.

Michael D. Burger, Age 51

Mr. Burger is Merix’ President and Chief Executive Officer and has served in this position since joining Merix in April 2007.  He was President of the Components Business Unit of Flextronics Corporation, a world-wide electronic manufacturing services provider, from November 2004 to April 2007.  Prior to joining Flextronics, Mr. Burger served as President and a member of the Board of Directors of ZiLOG Corporation, a leading producer of processor-based semiconductors, from November 1998 to November 2004.  Prior to his tenure at ZiLOG, he was the Vice President and Managing Director of National Semiconductor’s Asia Pacific Division, based in Hong Kong.  He holds an engineering degree from New Mexico State University and pursued postgraduate work in business from Stanford University.

Kelly E. Lang, Age 47

Mr. Lang is the Company’s Executive Vice President, Finance, and its Chief Financial Officer and recently assumed responsibility for oversight of the Company’s Human Resources function.  Mr. Lang has served as the Company’s Chief Financial Officer since he joined Merix in July 2006.  Prior to joining Merix, Mr. Lang was Vice President, Capital Investment and Business Integration at Schnitzer Steel Industries, Inc., a metals recycling and steel manufacturing company, from August 2005 to June 2006, and served as its Vice President, Corporate Controller from September 1999 to August 2005.  Prior to his tenure at Schnitzer Steel Industries, Mr. Lang served as Vice President, Finance, at Tektronix, Inc., a leading producer of electronic test, measurement and monitoring products and color printers, from September 1996 to September 1999, and as Treasurer and Director of Investor Relations for Crown Pacific Management L.P., a timber and wood products company, from November 1994 to September 1996, where his responsibilities also included treasury, SEC reporting and planning and budgeting responsibilities.  Mr. Lang is a former CPA, having begun his career with PricewaterhouseCoopers (formerly Price Waterhouse LLP).

Thomas R. Ingham, Age 54

Mr. Ingham is Merix’ Executive Vice President, Global Sales and Marketing. Mr. Ingham joined Merix in February 2005 as its Director of Quick-Turn Sales, and has held his present position since August 2005.  Prior to joining Merix, Mr. Ingham was Senior Vice President of Sales for Dynamic Details, Inc., an Anaheim, California-based market leader in the design and engineering of time-critical printed circuit boards, from September 1996 until February 2004.   Prior to his tenure at Dynamic Details, Mr. Ingham served as Vice President of Sales (Western Region) with Insulectro, Inc., of Lake Forest, California, a supplier of electronic materials for printed circuit board fabrication, from January 1984 to September 1996.  Mr. Ingham has over 25 years of sales and marketing experience in the printed circuit board industry.

Steven N. Lach, Age 48

Mr. Lach has served as Merix’ Vice President of North America Operations since joining Merix in May 2008.  He previously held the position of Senior Vice President of North American PCB Operations for Sanmina-SCI Corporation, a leading electronic manufacturing services provider, from January 2007 to April 2008, a leading electronic manufacturing services provider.  Prior to that, he held other Senior Management and General Manager roles at Sanmina-SCI Corporation (formerly HADCO Corporation sites in Phoenix, AZ and Owego, NY) for approximately 15 years total. Mr. Lach has also held senior level positions at ViaSystems/AT&T Microelectronics, a leading printed circuit board manufacturer. Mr. Lach has over 25 years of operations experience in the printed circuit board industry.

Alfred Pang, Age 43

Mr. Pang has served as Merix’ Vice President of Asia Operations since joining Merix in December 2005.  He previously held the position of Managing Director, Wuxi-China for Sanmina-SCI Corporation from January 2004 to December 2005.  Prior to his tenure at Sanmina-SCI Corporation, he served as General Manager of Pentex-Schweizer – Wuxi China, a printed circuit board manufacturer, from July 1997 to January 2004.  Mr. Pang has also served as an Operations Manager at Singapore National Printer Pte Ltd., a printing and publishing company.  Mr. Pang has over 17 years of operations experience in the printed circuit board industry.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Our Compensation Programs

The Board of Directors and the Human Resources and Compensation Committee (“HRC Committee”) believe that compensation for Merix’ named executive officers should be tied to corporate performance. Merix has developed a total compensation strategy that ties a significant portion of named executive officer compensation to Merix’ financial performance in a way that recognizes the cyclic nature of Merix’ business. The primary objectives of the executive compensation program are to:

•     Attract and retain talented executives;

•	Motivate named executive officers to achieve long term business strategies while achieving near term financial targets; and

•	Align named executive officer compensation with shareholder value.

Merix intends to provide its executives with a total compensation package that provides competitive levels of compensation.

How We Set Compensation

Merix has annual and long term incentive compensation programs for its named executive officers that are designed to offer compensation that is competitive with compensation offered by competitors and companies of similar size and complexity within the electronics and similar industries. The HRC Committee generally designs Merix executive compensation to be comparable to the 50th -75th percentile of its peer group for total compensation for years in which we achieve strong performance and below average total compensation for years where the performance is below average. We believe that these levels will enable us to attract, retain and motivate executives of high quality, while at the same time keep our overall compensation levels near the median for our peer group.

The HRC Committee awarded compensation to the named executive officers for fiscal 2009 based on its review and analysis of their positions, responsibilities and performance as well as their anticipated responsibilities and potential contributions to growth in stockholder value. The HRC Committee analyzed the Company’s performance relative to peer companies, and the compensation comparables of peer companies, in validating its conclusions.  For fiscal 2009, the HRC Committee also reviewed compensation data available in the Radford Survey and publicly available compensation data for peer organizations with revenue comparable to Merix, or in a similar industry, or within the Merix’ geographic area.

After analysis of this and other information, the HRC Committee sets the base salary, incentive compensation target, stock option grants and other equity awards for each of the named executive officers.

In establishing the compensation of our named executive officers, we based the amounts primarily on the market data and advice provided by the HRC Committee members, the individual performance of each named executive officer in recent periods, and each named executive officer’s level of responsibility for Merix’ key objectives and potential for future responsibility and promotion.  We also examined the outstanding stock options and restricted stock held by such executive officer for the purpose of considering both whether their current level of equity compensation is competitive and also the retention value of additional equity awards.  In addition, the Chief Executive Officer may make recommendations to the HRC Committee with regard to the compensation of other executive officers, but all such recommendations are non-binding on the Committee.

The HRC Committee reviewed each element of executive compensation for fiscal 2009, including the compensation for the Chief Executive Officer, and the aggregate value of such compensation and determined that such compensation is reasonable and in the best interests of Merix shareholders. In response to the declining economic conditions and the resulting adverse effect on Merix’ financial performance, effective February 1, 2009, the base salary for the Chief Executive Officer was reduced by 20%, the base salary for each of the Executive Vice Presidents was reduced 15%, and the base salary for each of the Vice Presidents was reduced by 10%.  These base salary reductions will be evaluated for reversal when economic conditions improve and sustainable financial performance improvement is achieved.

The following table sets forth the percentage of each named executive officer’s total compensation that was paid in the form of base salary and cash incentive awards for fiscal 2009, based on the amount reported as Total Compensation in the Summary Compensation Table:

Name	Percentage of Total Compensation
Michael D. Burger (1)	47%
Kelly E. Lang	64%
Thomas R. Ingham	70%
Steven N. Lach	75%
Alfred Pang	64%
Linda V. Moore (2)	37%

(1)
The variance, in percentage terms, between the total of Mr. Burger’s base salary and cash incentive awards and his total compensation for fiscal 2009, relative to the other named executive officers is largely due to the value of equity compensation awards.

(2)
The variance, in percentage terms, between the total of Ms. Moore’s base salary and cash incentive awards and her total compensation for fiscal 2009 results primarily from the Company’s payment of severance benefits to Ms. Moore.  The severance payment was a major component of Ms. Moore’s total compensation in fiscal 2009. See note 11 to the Summary Compensation Table on pages 29-30 below.

Elements of Compensation

Merix’ compensation program for its named executive officers consists of:

•	base salary and benefits,
•	cash variable compensation under the annual Executive Cash Incentive Plan, and
•	the long-term, equity-based incentive program.

The HRC Committee’s objective is to pay Merix’ named executive officers total annual compensation, including incentive awards, rather than base salary alone, that appropriately reflects Merix’ performance and each executive officer’s performance and contribution.

Merix has historically made annual matching contributions to Merix’ 401(k) Plan; however, in response to the declining economic conditions, the Board of Directors approved the suspension of annual matching contributions effective January 1, 2009.  These matching contributions will be evaluated for reinstatement when Merix’ financial performance improves.   Merix pays Group Term Life Insurance premiums for each of its executive officers on the same basis as for all regular employees of Merix who satisfy eligibility requirements.  In addition, Merix’ executive officers are eligible to participate in Merix’ health and welfare and other employee benefit plans that are available on the same basis to all regular employees of Merix who satisfy eligibility requirements.

Base Salaries and Benefits.  The HRC Committee initially establishes base salaries for the Chief Executive Officer, the Chief Financial Officer and any executive officer positions (i.e. Executive Vice Presidents) based on the responsibilities of the position, the experience of the individual, the relative pay among Merix’ executives and the base salaries and total compensation for comparable positions at companies in Merix’ peer group.  The HRC Committee generally intends initial base salaries to be low relative to market.  However, the HRC Committee sets a relatively higher base salary for those Merix executives who fill more than one distinct and unrelated role in recognition of the additional difficulty of those positions.

The HRC Committee considers annual salary adjustments by evaluating the performance of the Company, the performance of the executive officer, including the Chief Executive Officer, and whether or not the scope of the job has changed.  For executive officers other than the Chief Executive Officer, the Chief Executive Officer recommends annual compensation adjustments, and the HRC Committee establishes the amount of such adjustments.  The HRC Committee targets base salary increases that are high relative to the Merix peer group for very strong Company and individual performance and low to zero for Company and individual performance that is less than desired.

Merix provides limited personal benefits to some of its named executive officers consisting of a car allowance for some executives based in the U. S. and, for executives who relocate outside the U. S., reimbursement for a number of personal expenses related to additional costs associated with relocation and living overseas.  In addition, prior to December 31, 2008, the named executive officers could defer compensation into a nonqualified deferred compensation plan (“NQDC plan”).  The NQDC plan was terminated December 31, 2008 and all previously deferred compensation amounts were paid to the named executive officers on April 3, 2009.

Annual Incentive Compensation—Executive Incentive Plan.  Merix’ executive officers, including the Chief Executive Officer, are eligible to participate in Merix’ Executive Incentive Plan.  At the beginning of each fiscal year, the Board of

Directors determines whether to adopt a plan for that year. If the Board adopts an Executive Incentive Plan for a fiscal year, the HRC Committee sets performance objectives for payments under the Plan that are reviewed by the full Board of Directors.

The Board of Directors implemented an Economic Value Added (“EVA”) based system for determining incentive compensation for fiscal 2009.  This is an annual cash incentive compensation plan that closely ties executive compensation to Merix’ performance.  The EVA-based system rewards executives significantly for years in which Merix has strong performance, but produces little or no reward in other years.

The EVA concept was developed by Stern Stewart & Co. (“Stern Stewart”) and is widely used to measure financial performance by comparing company-wide performance goals against actual financial accomplishments.  In essence, target variable compensation for a particular fiscal year are determined by calculating the company’s net operating profit, minus an appropriate charge for the opportunity cost of all capital invested in achieving that profit, and then comparing that result to company-wide financial objectives.

Under Merix’ EVA implementation, executive incentive compensation is more closely linked to, and more accurately reflects, shareholder expectations of performance on a company-wide basis.  Moreover, since each executive’s incentive compensation is determined by reference to the same company-wide objectives as each other executive, the system enhances a teamwork approach to meeting objectives that is not necessarily present, or as strongly emphasized, in compensation systems based on individual performance targets.  Finally, the implemented system provides consistency and accountability across fiscal years through the effect of a “negative bank” concept, described below.

Fiscal 2009 company-wide financial objectives for target incentive compensation were established under the Merix EVA system and were derived from the Board’s approval of the Company’s financial objectives for the fiscal year.  The approved Company objectives, and the derived target financial objectives, are intended to be realistic but difficult to achieve, so as to place the payment of incentive compensation at significant risk.  If the target financial objectives are achieved, each named executive achieves a target variable compensation amount that is expressed as a percentage of that executive’s salary.  The target incentive compensation received for meeting established target financial objectives are as follows: 120% of base salary for the Chief Executive Officer, 70% of base salary for Executive Vice Presidents and 50% of base salary for Vice Presidents.  All named executive officers receive incentive compensation only if and to the same relative degree as other participants in the annual incentive compensation plan receive an incentive compensation payment.

Pursuant to the EVA formula, target incentive compensation increases for truly exceptional performance that exceeds the established target objectives.  On the other hand, if the target financial objectives are not met, the degree to which they are not met under the EVA formula results in a uniform, declining corresponding incentive percentage for all named executives.  Depending on the extent to which target objectives are not realized, the named executives could achieve no incentive compensation at all for the fiscal year.  Instead, as described below, the “negative bank” account established for each named executive is credited with a negative number that must be “earned out” by meeting subsequent year objectives.

Under the “negative bank” component of the Merix EVA plan, an account is established for each named executive that reflects the Company’s performance in previous years relative to the target financial objectives for those years.  For example, if the Company fails to achieve its target objectives for a particular fiscal year, the bonus bank account for each named executive will be credited with a negative number.  If the balance in the “negative bank” account is a negative number because the Company has not met its target financial objectives in previous years, the negative balance will increase.  However, in any fiscal year that the Company achieves it target financial objectives for that fiscal year, each named executive will receive a specified portion of the incentive compensation declared for that fiscal year.  The remainder of the compensation award is not paid out, but is instead applied to the negative account balance in the “negative bank” to reduce the negative balance.  After the negative balance is eliminated by application of the compensation award, if the Company meets its financial objectives in a particular fiscal year, a portion of each executive’s compensation award declared for that fiscal year will be credited to his or her bank account, and the executive’s account will reflect a positive balance.  A positive account balance likewise will be reduced by any negative number subsequently credited to the account for a fiscal year in which the Company fails to meet its target objectives.

The application of the formula for not meeting the target financial objectives for a current fiscal year, coupled with the plan’s “negative bank” feature for tracking prior year performance, ensures that executive performance is normalized year over year and is not unduly rewarded for exceptional performance in a single year.

For fiscal 2009, approximately 9.5% of each participant’s established target incentive compensation amount was paid, based on the components of the EVA formula, with the exception of Mr. Lach.  Mr. Lach did not have a negative bank amount as he was not a participant in the fiscal 2008 EVA plan, and he received a payment totaling 19% of the target incentive compensation amount for fiscal 2009. The HRC Committee and Merix’ Board of Directors considered the propriety of declaring an incentive compensation payment as the operating results reflected a significant net loss for fiscal 2009.  It was noted that management’s successful efforts to dramatically reduce costs and improve working capital and other balance sheet items throughout fiscal 2009 enabled the achievement of EVA that, when applied to the pre-determined EVA formula, resulted in the calculated incentive compensation payment.  The HRC Committee and Merix’ Board of Directors also noted that annual cost reductions totaling $4.9 million had been achieved through reductions in base salary, suspension of matching contributions to employee retirement accounts and other reductions in employee benefits.  The company-wide incentive compensation expense calculated using the EVA formula totaled approximately 9% of the annual cost savings achieved through reduction in employee compensation and benefits.  As such, the HRC Committee and Board of Directors considered the payment of the calculated EVA incentive a fair amount to award the incentive compensation plan participants, which represents substantially all of salaried Merix’ employees, for performance in the difficult economic environment experienced during fiscal 2009.

Long Term Incentive Compensation—Equity Compensation.  Merix’ Chief Executive Officer and other named executive officers are eligible to receive equity compensation awards under Merix’ 2006 Equity Incentive Plan, which was approved by the shareholders at the 2006 annual meeting of shareholders in October 2006 and replaced Merix’ 1994 Stock Incentive Plan on that date.

The HRC Committee makes equity compensation awards to the named executive officers based on their respective contributions to Merix’ strategic success.  In determining the size of awards, the HRC Committee considers market data for comparable positions at peer companies, the number of share and percentage ownership of Merix represented by the shares, potential dilution represented by the awards and the valuation and expense associated with the awards.  Merix’ equity compensation plans help link executive and employee compensation to the achievement of Merix’ long-term business strategies and provide a long-term focus and align executive and employee interests with the interests of Merix shareholders.

The HRC Committee approves all grants of equity compensation to Merix’ named executive officers.  The HRC Committee generally approved equity compensation awards at regularly scheduled meetings.  Grants of equity compensation to other Merix employees are approved by Merix’ Chief Executive Officer acting pursuant to authority delegated by the HRC Committee, which includes specific limitations on the size of awards by job position.  All equity compensation grants are approved on or before their respective grant dates and priced at the closing price of Merix’ common stock on the date of grant.

The HRC Committee traditionally approves grants of stock options and restricted stock awards with time-based vesting to the Chief Executive Officer and other named executive officers and other key contributors.  These awards generally vest in four equal annual installments on the beginning on the first anniversary of the grant date.  Due to the significant depreciation in Merix’ stock price and the limited number of shares available for grant under Merix’ 2006 Equity Incentive Plan, fiscal 2009 grants of stock options in July 2008 to the Chief Executive Officer and the Executive Vice Presidents (i.e. Mr. Burger, Mr. Ingham, Mr. Lang and Ms. Moore) were reduced by approximately 50% from the amount that would otherwise have been considered, with the remaining amount contemplated for issuance in January 2009.  The proposed January 2009 grants were not made as the stock price continued to decline from July 2008 to January 2009.  Annual awards granted to the Vice Presidents were not deferred or cancelled and were issued in September 2008.

Stock Ownership Guidelines for Executive Officers

In October 2006, the HRC Committee adopted stock ownership guidelines for Merix’ Chief Executive Officer and Executive Vice Presidents.  The guidelines were revised by the HRC Committee in June 2007.  Under those guidelines, executive officers have a share ownership guideline of at least the same value as his or her annual base salary, except for the Chief Executive Officer, whose share ownership must be at least the same value as two times his or her annual base salary.  For continuing executive officers, the guidelines must be met within seven years of June 2007.

Corporate Tax Deduction on Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that a company may deduct for compensation paid to its directors, executive officers and its four other most highly compensated executive officers. Merix anticipates that the levels of salary and variable compensation it pays will not generally exceed that limit.  Under Section 162(m) regulations, the $1,000,000 cap on deductibility does not apply to qualified performance-based compensation, which includes compensation received through the exercise of stock options and other qualified performance-based compensation that meet certain requirements.  Merix’ current policy is generally to grant stock options and other qualified performance-based compensation that meet the deductibility requirements of such regulations, when practicable.

For individual tax purposes, Merix typically permits its named executive officers to tender shares to cover taxes resulting from the vesting of restricted stock awards.  We do not generally provide tax assistance for tax obligations with respect to amounts earned by named executive officers under other types of equity compensation, the Executive Incentive Plan or other elements of compensation.

Pre-set Diversification Plans

Merix permits its executive officers to enter into pre-set diversification plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an independent broker-dealer to enable them to recognize the value of their compensation and diversify their holdings of our stock during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released.  These plans include specific instructions for the broker to exercise options or sell stock on behalf of the executive officer if our stock price reaches a specified level or certain events occur.  The executive officer no longer controls the decision to exercise or sell the securities in the plan.  Generally, when our executive officers establish these plans they are publicly disclosed in a current report to the SEC. Currently, no named executive officers have Rule 10b5-1 plans in place.

Change-in-Control Severance Payments

Merix has entered into written severance agreements with its named executive officers pursuant to which they will receive severance benefits in the event Merix terminates their employment, other than for cause or as a result of death or disability, or in the event the executive terminates employment on account of a material diminution in the executive’s authority, duties or responsibilities accompanied by a material decrease in the executives annual base compensation.  Additional benefits are payable to executives in the event an executive is terminated, other than for cause, death or disability, or the executive terminates for “good reason,” within 24 months following a change in control of Merix or prior to a change in control at the direction of the acquirer.  Merix entered into these agreements to induce these executives to remain employed and focused on the best interests of our shareholders, including in the event of a change in control.  These potential payments are discussed further below under Potential Payments on Termination or Change of Control.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2009, 2008 AND 2007

The following table sets forth information regarding compensation for each of Merix’ named executive officers.  All numbers are rounded to the nearest dollar.
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	Total ($)
Michael D. Burger(13)	2009	563,076	–		342,280		344,009		64,191	15,910	(3)	–	1,329,466
President and Chief	2008	600,000	–		339,478		533,755		–	302,360		–	1,775,593
Executive Officer	2007	50,769	720,000		23,854		35,910		–	1,418		–	831,951
Kelly E. Lang	2009	284,615	–		44,647		112,817		18,927	13,524	(4)	–	474,530
Executive Vice	2008	294,890	–		50,761		166,083		–	8,761		–	520,495
President, Finance and	2007	220,234	85,064		21,524		162,970		39,750	20,998		–	550,540
Chief Financial Officer
Thomas R. Ingham(13)	2009	255,231	–		37,994		55,230		16,973	21,377	(5)	–	386,805
Executive Vice	2008	280,836	–		33,995		72,475		–	21,974		–	409,280
President, Global Sales & Marketing
Steven N. Lach(13)	2009	242,308	37,000	(6)	2,381		25,395		23,019	73,589	(7)	–	403,692
Vice President, North American Operations
Alfred Pang(13)	2009	233,497	–		–		53,546		10,967	86,609	(8)	–	384,619
Vice President, Chief Operating Officer-Asia	2008	199,181	26,226	(9)	–		68,413		–	64,956	(10)	–	358,776
Linda V. Moore(13)	2009	237,460	–		3,296		4,311		–	389,905	(11)	–	634,972
Former Executive Vice President, Global Human Resources and General Counsel	2008	260,102	–		26,256	(12)	49,313	(12)	–	23,383		–	359,054
___________

(1)
These amounts reflect the expense taken during the fiscal year for restricted stock awards, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”  (“FAS 123(R)”).  For a discussion of the assumptions we apply in calculating these amounts, see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2009.

Amounts shown in this table as fiscal 2008 expense for restricted stock awards have been revised to correct erroneous amounts disclosed in the fiscal 2008 proxy statement.

(2)
These amounts reflect the expense taken during the fiscal year for stock option awards, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under FAS 123(R). For a discussion of the assumptions we apply in calculating these amounts, see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2009.

Amounts shown in this table as fiscal 2008 expense for stock option awards have been revised to correct erroneous amounts disclosed in the fiscal 2008 proxy statement.

(3)	Consists of premiums for medical, dental, accidental death and dismemberment, short term disability, group term life insurance, and payments to the officer’s flexible spending account.

(4)
Consists of $3,159 contributed by Merix under its 401(k) plan, premiums for medical, dental, accidental death and dismemberment, short term disability, group term life insurance, and payments to the officer’s flexible spending account.

(5)
Consists of a car allowance, the Company’s contribution of $2,264 under its 401(k) Plan, premiums for medical, dental, accidental death and dismemberment, short term disability, group term life insurance, and payments to the officer’s flexible spending account.

(6)	Consists of a hiring bonus of $25,000 and a relocation bonus of $12,000.

(7)
Consists of $5,077 contributed by Merix under its 401(k) plan, relocation expense payment of $29,927, a payment of $28,230 for income tax incurred by the officer in respect of his receipt of the relocation expense payment and start-date bonuses, premiums for medical, dental, accidental death and dismemberment, short term disability, group term life insurance, and payments to officer’s flexible spending account.  Mr. Lach joined the Company as its Vice President, North American Operations, in May 2008.

(8)	Consists of a housing and tuition allowance of $84,347, premiums for medical, dental, accidental death and dismemberment, and short term disability insurance.

(9)	Consists of a discretionary bonus paid to certain individuals at the Company’s Asia subsidiary.

(10)	Consists of a housing and tuition allowance of $63,182, premiums for medical, dental, accidental death and dismemberment, and short term disability insurance

(11)
Consists of $2,465 contributed by Merix under its 401(k) plan, $383,086 as severance payment, premiums for medical, dental, accidental death and dismemberment, short term disability, group term life insurance, and payments to officer’s flexible spending account.

(12)
Amounts presented for fiscal 2009 and fiscal 2008 for restricted stock awards and stock option awards represent the expense taken, as calculated in accordance with FAS 123(R) for vested awards only.  Expense for awards that were not vested as of Ms. Moore’s employment separation date is not included.

(13)	In accordance with SEC Rules, compensation data is provided only for fiscal years in which the individual qualified as a named executive officer.

FISCAL YEAR 2009 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding grants of plan-based awards for each of Merix’ named executive officers for fiscal 2009.
Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael D. Burger	Annual Incentive Plan			–	64,191	–	–	–	–
	Nonqualified Stock Option	7/15/2008	7/15/2008								25,000	2.13	24,053
	Restricted Stock	7/15/2008	7/15/2008							6,500		2.13	13,845

Kelly E. Lang	Annual Incentive Plan			–	18,927	–	–	–	–
	Nonqualified Stock Option	7/15/2008	7/15/2008								25,000	2.13	24,053
	Restricted Stock	7/15/2008	7/15/2008							6,500		2.13	13,845

Thomas R. Ingham	Annual Incentive Plan			–	16,973	–	–	–	–
	Nonqualified Stock Option	7/15/2008	7/15/2008								25,000	2.13	24,053
	Restricted Stock	7/15/2008	7/15/2008							6,500		2.13	13,845

Steven N. Lach	Annual Incentive Plan			–	23,019	–	–	–	–
	Nonqualified Stock Option	9/15/2008	9/15/2008								10,000	1.62	7,362

Alfred Pang	Annual Incentive Plan			–	10,967	–	–	–	–
	Nonqualified Stock Option	9/15/2008	9/15/2008								20,000	1.62	14,725

Linda V. Moore	Annual Incentive Plan			–	–	–	–	–	–
	Nonqualified Stock Option										–
	Restricted Stock									–

(1)	Awards included in these columns provide for only a single payout, which is reported in the “Target” column.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

The following narrative discusses the material information necessary to understand the information in the tables above.

Michael Burger joined Merix as its Chief Executive Officer effective April 30, 2007.  The employment of Linda Moore, former General Counsel and Executive Vice President of Human Resources, was terminated on April 7, 2009 as part of a down-sizing of the Company’s workforce.  The termination payment made to Ms. Moore is discussed below under Potential Payments on Termination or Change of Control and is reflected in the Summary Compensation Table on page 29 under “All Other Compensation.”

Merix has entered into an Executive Severance and Noncompetition Agreement with each of its named executive officers.  The benefits payable under these agreements are described under Potential Payments on Termination or Change of Control. Merix’ named executive officers are generally compensated pursuant to informal compensation arrangements that are documented only by an offer letter in substantially the form filed as exhibits 10.58 to the Merix Annual Report on Form 10-K for fiscal 2007.

The compensation expense reflected in the Option Awards and Stock Awards columns of the Summary Compensation Table relates to options and restricted stock awards, respectively, granted under the 2006 Equity Incentive Plan, which was adopted by our Board of Directors in August 2006.  Options and restricted stock awards granted to Merix’ named executive officers under the 2006 Equity Incentive Plan are nonqualified stock options and generally vest in equal annual installments on each of the first four anniversaries of the grant date.  The amounts included in the Option Awards and Stock Awards columns of the Summary Compensation Table and in the Grants of Plan-Based Awards table do not reflect the value of stock options and stock awards that were not vested on the termination of employment and that were forfeited.  Vested options generally expire on the earlier of seven years from the date of grant or three months after termination of employment with Merix.  Due to the significant depreciation in Merix’ stock price and the limited number of shares available for grant under Merix’ 2006 Equity Incentive Plan, fiscal 2009 grants of stock options in July 2008 to the Chief Executive Officer and the Executive Vice Presidents (i.e. Mr. Burger, Mr. Ingham, Mr. Lang and Ms. Moore) were reduced by approximately 50% from the amount that would otherwise have been considered, with the remaining amount contemplated for issuance in January 2009.  The proposed January 2009 grants were not made as the stock price continued to decline from July 2008 to January 2009.

Prior to December 31, 2008, the named executive officers could defer compensation into a nonqualified deferred compensation plan (“NQDC plan”).  The NQDC plan was terminated December 31, 2008 and all previously deferred compensation amounts were paid to the named executive officers on April 3, 2009.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table provides information regarding the number and estimated value of outstanding stock options and unvested stock awards held by each of Merix’ named executive officers at 2009 fiscal year-end.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)					Service Based Equity Awards
Name	Grant Date	Exercisable	Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael D. Burger	4/26/2007	135,000	135,000		7.75	4/26/2014	75,000	38,250
	7/10/2007	18,750	56,250		7.99	7/10/2014	18,750	9,563
	7/15/2008	–	25,000		2.13	7/15/2015	6,500	3,315
Kelly E. Lang	7/31/2006	37,500	37,500		10.51	7/31/2013	5,000	2,550
	7/10/2007	5,000	15,000		7.99	7/10/2014	4,875	2,486
	7/15/2008	–	25,000		2.13	7/15/2015	6,500	3,315
Thomas R. Ingham	6/26/2005	7,500	3,750		5.80	6/26/2012
	8/12/2005	–	–		–	–	666	340
	2/24/2006	2,750	1,375		9.30	2/24/2013	437	223
	7/14/2006	7,500	7,500		11.13	7/14/2013	2,500	1,275
	7/10/2007	5,000	15,000		7.99	7/10/2014	4,875	2,486
	7/15/2008	–	25,000		2.13	7/15/2015	6,500	3,315
Steven N. Lach	4/30/2008	12,750	33,750		1.91	4/30/2015	3,750	1,913
	9/15/2008	–	10,000		1.62	9/15/2015
Alfred Pang	12/1/2005	37,500	12,500		6.60	12/1/2012
	2/24/2006	3,000	1,000		9.30	2/24/2013
	7/28/2006	1,500	1,500		10.4	7/28/2013
	8/6/2007	1,875	5,625		6.58	8/6/2014
	9/15/2008	–	20,000		1.62	9/15/2015
Linda V. Moore(2)	4/23/2007	12,500	–		7.93	7/6/2009
	7/10/2007	5,000	–		7.99	7/6/2009
	8/30/2007	6,250	–		6.04	7/6/2009

(1)	All option shares and service-based equity share awards vest in equal annual installments on each of the first four anniversaries of the grant date.

(2)	All exercisable option awards outstanding for Ms. Moore as of May 30, 2009 expired unexercised on July 6, 2009. All unvested stock awards were forfeited on the employment separation date.

FISCAL YEAR 2009 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding stock option exercises and stock awards vesting for each of Merix’ named executive officers during fiscal 2009.
		Option Awards		Stock Awards
Name of Executive Officer	Type of Award	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Michael D. Burger	Non-qualified option	–	–
	Restricted stock			81,250	63,813
Kelly E. Lang	Non-qualified option	–	–
	Restricted stock			4,125	8,671
Thomas R. Ingham	Non-qualified option	–	–
	Restricted stock			3,979	8,002
Steven N. Lach	Non-qualified option	–	–
	Restricted stock			1,250	800
Alfred Pang	Non-qualified option	–	–
	Restricted stock			–	–
Linda V. Moore	Non-qualified option	–	–
	Restricted stock			2,875	6,046

FISCAL YEAR 2009 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information for each of Merix’ named executive officers regarding nonqualified defined contribution and other deferred compensation plans.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Merix Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael D. Burger	–	–	–	–	–
Kelly E. Lang	3,000	–	565	12,719	–
Thomas R. Ingham	13,812	–	2,460	55,771	–
Steven N. Lach	–	–	–	–	–
Alfred Pang	–	–	–	–	–
Linda V. Moore	4,587	–	486	11,692	–

(1)	Executive contributions are included in amounts presented the Summary Compensation Table. Distributions are excluded from amounts presented in the Summary Compensation Table.

(2)	None of the amounts reported in this column are reported in the Summary Compensation Table on pages 29-30.

The Merix Corporation Deferred Compensation Plan was terminated on December 31, 2008 and all amounts previously deferred, along with the earnings thereon, were distributed to plan participants on April 3, 2009.  Prior to the termination of the plan, each of the named executive officers could defer a portion of the total of his or her base salary and amounts payable under the Executive Incentive Plan.  From time to time Merix credited each participant's account with interest based on the balance in the account.  In fiscal 2009, the applicable interest rate through the date of plan termination was 6.15%.  Merix could determine the interest rate and method used to determine the amount to be credited to each account in its sole and absolute discretion.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

Merix has entered into Executive Severance and Noncompetition Agreements with Mr. Burger, Mr. Lang, Mr. Ingham, Mr. Lach, Mr. Pang and Ms. Moore, pursuant to which the executives will receive (or in the case of Ms. Moore, have received) severance benefits upon the termination of their employment by Merix other than for cause (as defined below), death or disability, or upon termination by the executive on account of a material diminution in the executive’s authority, duties or responsibilities accompanied by a material decrease in the executive’s annual base compensation.  In the event of a termination of employment such a termination, the executive would receive a lump sum payment equal to a varying percentage of annual base pay, at the greater of the rate in effect immediately prior to such termination or the rate on December 31, 2008.  The Chief Executive Officer and Executive Vice Presidents would receive a payment totaling 100% of annual base pay, and Vice Presidents would receive a payment of 50% of annual base pay.  In addition, the executive would receive a lump sum payment equal to the greater of 50% of the executive’s targeted variable compensation under Merix’ annual cash incentive plan or a prorated amount representing the portion of the plan year during which the executive was a participant.  Such payment would be made at the time Merix pays variable compensation to all plan participants  The executive would also receive (i) an amount equal to the cost of extending the executive’s health benefits for 18 months after termination under COBRA continuation laws, and (ii) $12,500 towards outplacement benefits or other purposes.  In the case of Ms. Moore, Merix shall pay her up to $15,000 in relocation expenses (grossed up for taxes if paid directly to Ms. Moore) if she chooses to relocate within one year of termination and will allow her to retain the laptop issued to her by Merix.  These contracts were amended during fiscal 2009 to ensure compliance with Section 409A of the Internal Revenue Code.

If an executive is terminated other than for cause, death or disability, or the executive terminates for good reason (as defined below), within 24 months following a change of control of Merix (as defined below) or prior to a change in control at the direction of the acquiror, the executive would receive, in addition to the severance benefits described above, a lump sum payment equal to (i) his annual base salary, at the greater of the rate in effect immediately prior to such termination or the rate on December 31, 2008, and (ii) an additional portion of his targeted cash variable compensation such that he receives 100% of the targeted variable compensation in total.  In addition, Merix would maintain a life insurance policy for the benefit of the executive for a period of 18 months with coverage equal to two times his annual salary, or, if such coverage is not exempt from Section 409A of the Internal Revenue Code, or it is otherwise not possible to provide it, pay executive a lump sum equal to the cost of the premiums Merix would pay to maintain such coverage, not to exceed $5,000.  The executive would also receive accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period until two years following the date of termination.  Such benefits would be capped, if necessary, to prevent the payments from becoming “parachute payments” under Section 280G(b)(2) of the Code.  Such benefits would not be payable if termination of employment is due to cause, disability, death or voluntary action of the executive other than for good reason (as defined below). Payment of benefits following a change of control is conditioned on the executive’s agreement to continue his employment (if so requested) for a period of up to six months following the change of control.  Each executive agreed to certain noncompetition, nonsolicitation and confidentiality covenants in favor of Merix and to execute a release of claims as a condition of the receipt of termination benefits.

“Cause” is generally defined as (a) the willful and continued failure to perform substantially the executive’s reasonable assigned duties (except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been delivered to the executive that specifies the manner of nonperformance, or (b) the willful engagement in illegal conduct materially injurious to Merix. Termination of employment does not include assignment of the executive to different responsibilities consistent with the executive’s area of professional expertise.

“Change of Control” is generally defined as (i) a shareholder-approved merger or share exchange, in which Merix is either not the surviving corporation or the shares of Merix common stock are converted into cash, securities or other property (other than a merger or share exchange in which the holders of Merix’ common stock maintain their proportionate ownership following the transaction), or a shareholder-approved sale of all or substantially all of the assets of Merix, (ii) a tender or exchange offer (other than one made by Merix) for shares of our common stock resulting in the offeror owning 20% or more of the voting power of the outstanding securities of Merix, (iii) a shareholder (other than the executive) reporting beneficial ownership of 20% or more of the voting power of the outstanding securities of Merix, or (iv) during any 12 month period, individuals constituting a majority of the Board of Directors at the beginning of such period no longer represent a majority of the Board at the end of such period, unless the nomination or election of the new directors was approved by at least two-thirds of the directors still in office who were directors at the beginning of the period.

“Good Reason” is generally defined as (i) material diminution in the authority, duties or responsibilities of the executive (or the supervisor to whom executive is required to report) following the change of control transaction, (ii) a material diminution in the executive’s annual base pay following the change of control transaction, (iii) a requirement that the executive relocate more than 50 miles from his business office prior to the change of control transaction, (iv) a material diminution in the budget over which the executive retains authority, or (v) the failure of a successor to Merix to agree, at the request of the executive,  to be bound by the Executive Severance and Noncompetition Agreement or (vi) a material breach by Merix or a successor of the agreement under which the executive provides services.

The following table provides information for each of Merix’ named executive officers regarding potential payments on termination or a change of control.  Payments after a change of control in the table below assume that the triggering event occurred on May 30, 2009, the last business day of our last fiscal year.  Ms. Moore’s employment with Merix terminated during fiscal year 2009.  Accordingly, the amounts in the table below represent amounts actually paid to Ms. Moore in connection with her employment termination.

Name and Title	Benefit		After Change of Control
		Before Change of Control	Termination
		Termination without Cause and	without Cause
		not for death or disability(1)	and not for death or disability(2)
Michael D. Burger	Cash Severance (salary and target variable compensation)	$960,000	$1,920,000
President and Chief Executive Officer	Benefits Continuation	$24,271	$24,271
	Outplacement services	$12,500	$12,500
	Life Insurance benefits	–	$5,000
	Restricted Stock (unvested and accelerated)	–	$51,128
	Stock Options (unvested and accelerated)	–	–
	Total Value	$996,771	$2,012,899
Kelly E. Lang	Cash Severance (salary and target variable compensation)	$405,000	$810,000
Executive Vice President, Finance and	Benefits Continuation	$24,271	$24,271
Chief Financial Officer	Outplacement services	$12,500	$12,500
	Life Insurance benefits	–	$5,000
	Restricted Stock (unvested and accelerated)	–	$8,351
	Stock Options (unvested and accelerated)	–	–
	Total Value	$441,771	$860,122
Thomas R. Ingham	Cash Severance (salary and target variable compensation)	$364,500	$729,000
Executive Vice President, Global Sales	Benefits Continuation	$24,271	$24,271
and Marketing	Outplacement services	$12,500	$12,500
	Life Insurance benefits	–	$5,000
	Restricted Stock (unvested and accelerated)	–	$7,639
	Stock Options (unvested and accelerated)	–	–
	Total Value	$401,271	$778,410
Steven N. Lach	Cash Severance (salary and target variable compensation)	$187,500	$500,000
Vice President, North America Operations	Benefits Continuation	$24,271	$24,271
	Outplacement services	$12,500	$12,500
	Life Insurance benefits	–	$5,000
	Restricted Stock (unvested and accelerated)	–	$1,913
	Stock Options (unvested and accelerated)	–	–
	Total Value	$224,271	$543,684
Alfred Pang	Cash Severance (salary and target variable compensation)	$180,000	$480,000
Vice President, Chief Operating Officer -	Benefits Continuation	$18,460	$18,460
Asia	Outplacement services	$12,500	$12,500
	Life Insurance benefits	–	$5,000
	Restricted Stock (unvested and accelerated)	–	–
	Stock Options (unvested and accelerated)	–	–
	Total Value	$210,960	$515,960
Linda V. Moore	Cash Severance (salary and target variable compensation)	$357,750	N/A
Former Executive Vice President, Global	Benefits Continuation	$12,836	N/A
Human Resources and General Counsel	Outplacement services	$12,500	N/A
	Life Insurance benefits	–	N/A
	Restricted Stock (unvested and accelerated)	–	N/A
	Stock Options (unvested and accelerated)	–	N/A
	Total Value	$383,086	N/A
________________

(1)	All amounts listed for Ms. Moore represent amounts actually paid in connection with the termination of her employment in fiscal year 2009.

(2)
The value of accelerated stock options shown in this column is $0, because Merix closing price on May 30, 2009, the last business day of the Company’s fiscal year, was less than each of the prices on the respective grant dates of the accelerated options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Ms. Dyess, Mr. Jobe or Mr. Kerckhove, as the three members of the HRC Committee, was at any time during the fiscal year ended May 30, 2009 or at any other time an officer or employee of Merix or (ii) had any relationship requiring disclosure under Item 404 of Regulation S-K. No executive officer of Merix served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of Merix or as a director of Merix.

COMPENSATION COMMITTEE REPORT

The HRC Committee consists of three independent directors. The HRC Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, the HRC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Merix’ Annual Report on Form 10-K for the fiscal year ended May 30, 2009 and Merix’ proxy statement relating to its 2009 annual meeting of shareholders.

Human Resources and Compensation Committee Report Submitted By:

Kirby A. Dyess, Chair
Donald D. Jobe
George H. Kerckhove

AUDIT COMMITTEE REPORT

The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls over financial reporting and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the independent registered public accounting firm and fees for all audit and permitted non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provides them with financial sophistication.

Duties and Responsibilities

The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of Merix’ financial statements;

•	Merix’ compliance with legal and regulatory requirements;

•	Merix’ systems of internal control over financial reporting as established by management;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance by Merix’ independent registered public accounting firm;

•	Merix’ internal audit activities and processes;

•	Merix’ auditing, accounting and financial reporting processes generally; and

•	compliance with Merix’ ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

In connection with these responsibilities, the Audit Committee reviewed and discussed Merix’ audited financial statements with management. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the Statement on Auditing Standards (“SAS”) No. 61, Communications with Audit Committee. The Audit Committee also received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with its independent registered public accounting firm that firm’s independence.

Fiscal Year 2009 Audit

Based on the reviews and discussions described above, the Audit Committee recommended that the Board of Directors include the audited financial statements in Merix’ Annual Report on Form 10-K filed with the SEC for the year ended May 30, 2009.

Audit Committee Report Submitted By:

George H. Kerckhove, Chair
Robert C. Strandberg
Donald D. Jobe

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows common stock ownership on July 31, 2009, except as otherwise noted, by:

•	each person known to the Company who beneficially owned more than 5% of Merix common stock on that date,

•	each of the executive officers named in the Summary Compensation Table on pages 29-30 and each of the current Merix directors, and

•	all current Merix executive officers and Merix directors as a group.

The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of September 30, 2009 through the exercise of any stock option or other right. Unless otherwise indicated below, to the Company’s knowledge, the listed individuals or entities have sole voting and investment power over the shares shown in the table, subject to community property laws where applicable.  Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.  Except as noted below, the address of each shareholder in the table is Merix Corporation, 15725 SW Greystone Court, Suite 200, Beaverton, Oregon 97006.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
FMR LLC 82 Devonshire Street Boston, MA 02109	3,232,296	(1)	14.9%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th floor Santa Monica, CA 90401-1005	1,445,885	(2)	6.7%
Grace & White, Inc. 515 Madison Ave. Suite 1700 New York, New York 10022	1,408,434	(3)	6.5%
G. Nicholas Farwell 1240 Arbor Road Menlo Park, CA 94025	1,181,530	(4)	5.5%
Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207	1,261,500	(5)	5.8%
Royce & Associates LLC 1414 Avenue of the Americas 9th floor New York, NY 10019-2578 US	2,239,247	(6)	10.3%
Highbridge International LLC The Cayman Corporate Centre, 4th Floor 27 Hospital Road Grand Cayman, Cayman Islands	239,092	(7)	6.1%
Michael D. Burger	261,945	(8)	1.2%
Kelly E. Lang	108,509	(9)	*
Thomas R. Ingham	79,604	(10)	*
Steven N. Lach	16,250	(11)	*
Alfred Pang	51,500	(12)	*
Linda V. Moore	7,759	(13)	*
Robert C. Strandberg	243,547	(14)	1.1%
William W. Lattin	85,794	(15)	*
William C. McCormick	70,124	(16)	*
Francis Yuen Kin Pheng	9,673	(17)	*
George H. Kerckhove	109,823	(18)	*
Donald D. Jobe	147,507	(19)	*
Kirby A. Dyess	55,391	(20)	*

All current executive officers and directors as a group (12 persons)	1,239,667		5.7%

*	less than one percent

(1)
Based on a Schedule 13G/A filed with the SEC on February 17, 2009. The amended Schedule 13G, filed jointly by FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC (“Fidelity”), Fidelity Convertible Securities Fund and Fidelity Leveraged Co Stock Fund indicates that as of December 31, 2008, Fidelity is the beneficial owner of the 3,232,296 shares as a result of acting as investment advisor to various investment companies (the “Funds”) and that both FMR LLC, through its control of Fidelity, and Mr. Johnson have sole power to dispose of the 3,232,296 shares.  The Schedule 13G/A also indicates that the Boards of Trustees of the Funds have the power to vote or direct the voting of those shares owned by the Funds.

(2)
Based on a Schedule 13G/A filed with the SEC on February 9, 2009. The amended Schedule 13G indicates that as of December 31, 2008, Dimensional Fund Advisors LP (“Dimensional”), in its role as investment advisor or manager of investment companies and commingled group trusts and separate accounts, possesses sole power to vote or direct the voting of and sole power to dispose or direct the disposition of the 1,445,885 shares.  Dimensional disclaims beneficial ownership of such shares.

(3)	Based on a Schedule 13G filed with the SEC on February 9, 2009.

(4)	Based on a Schedule 13G filed with the SEC on June 17, 2009.

(5)	Based on a Schedule 13G/A with the SEC on February 17, 2009.

(6)	Based on a Schedule 13G/A filed with the SEC on January 27, 2009.

(7)
Based on a Schedule 13G filed with the SEC on February 9, 2009. The Schedule 13G filed by Highbridge International LLC, Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca, as a group, indicates that as of December 31, 2008, Highbridge International LLC beneficially owned $17,637,000 aggregate principal amount of 4% Convertible Senior Subordinated Notes due May 15, 2013, convertible into 1,161,093 shares of Merix common stock (not counting any accrued and unpaid interest) and 239,092 shares of Merix common stock.  Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of shares of common stock held by Highbridge International LLC.

(8)
Consists 83,195 shares of common stock, including 20,657 acquired by participation in the Employee Stock Purchase Plan and 178,750 shares of common stock issuable pursuant to exercisable stock options.

(9)
Consists of 34,927 shares of common stock, including 20,877 acquired by participation in the Employee Stock Purchase Plan, 72,500 shares of common stock issuable pursuant to exercisable stock options and 1,082 shares in the Merix Stock Fund 401(k) account.

(10)	Consists of 7,852 shares of common stock, 69,625 shares of common stock issuable pursuant to exercisable stock options and 2,127 shares in the Merix Stock Fund 401(k) account.

(11)	Consists of 1,250 shares of common stock and 15,000 shares of common stock issuable pursuant to exercisable stock options.

(12)	Consists of 51,500 shares of common stock issuable pursuant to exercisable stock options.

(13)	Consists of 4,125 shares of common stock, including 3,341 acquired by participation in the Employee Stock Purchase Plan and 293 shares in the Merix Stock Fund 401(k) account.

(14)	Consists of 201,350 shares of common stock, 38,750 shares of common stock issuable pursuant to exercisable stock options and 3,447 issuable upon settlement of restricted stock awards.

(15)	Consists of 10,000 shares of common stock, 71,250 shares of common stock issuable pursuant to exercisable stock options and 4,544 issuable upon settlement of restricted stock awards.

(16)	Consists of 34,750 shares of common stock, 31,250 shares of common stock issuable pursuant to exercisable stock options and 4,124 issuable upon settlement of restricted stock awards.

(17)	Consists of 5,000 shares of common stock issuable pursuant to exercisable stock options and 4,673 shares of common stock issuable upon settlement of restricted stock awards.

(18)
Consists of 60,000 shares of common stock, 46,250 shares of common stock issuable pursuant to exercisable stock options and 3,573 shares of common stock issuable upon settlement of restricted stock awards.

(19)
Consists of 100,000 shares of common stock, 42,500 shares of common stock issuable pursuant to exercisable stock options and 5,007 shares of common stock issuable upon settlement of restricted stock awards.

(20)
Consists of 10,000 shares of common stock, 41,250 shares of common stock issuable pursuant to exercisable stock options and 4,141 shares of common stock issuable upon settlement of restricted stock awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Merix’ executive officers, directors and holders of more than 10% of Merix common stock to file reports of ownership and changes in ownership with the SEC.  Based solely on review of copies of these reports received, Merix believes that during its fiscal year ended May 30, 2009, all reports required under Section 16(a) were timely filed, except that Thomas R. Ingham inadvertently filed one late report on Form 4 to report four transactions, Allen L. Muhich inadvertently filed one late report on Form 4 to report one transaction, Michael D. Burger inadvertently filed one late report on Form 4 to report one transaction, Steven N. Lach inadvertently filed a late report on Form 3 upon becoming a reporting person, and Alfred Pang inadvertently filed a late report on Form 3 upon becoming a reporting person and one late report on Form 4 to report one transaction.  In addition, on August 6, 2009, Thomas R. Ingham inadvertently filed one later report on Form 4 to report one transaction in fiscal 2008 and on August 11, 2009 Steven N. Lach inadvertently filed one late report on Form 4 to report two transactions in fiscal 2008.

BY ORDER OF THE BOARD OF DIRECTORS
/S/ Allen L. Muhich
Allen L. Muhich Vice President – Finance, Corporate Controller and Corporate Secretary

Beaverton, Oregon
August 26, 2009

APPENDIX A

MERIX CORPORATION

2009 EQUITY INCENTIVE PLAN

On August 14, 2009, the Board adopted this Merix Corporation 2009 Equity Incentive Plan, which shall become effective upon its approval by the Company’s shareholders.  If this Plan is approved by the Company’s shareholders, the Plan will immediately supersede the Merix Corporation 2006 Equity Incentive Plan and the Merix Corporation 2000 Nonqualified Stock Option Plan (the “Prior Plans”) such that no further awards shall be made under the Prior Plans.  If the Company’s shareholders do not approve this Plan, no Awards will be made under this Plan and the Prior Plans will continue in effect in accordance with the their terms.

 SECTION 1.    PURPOSE

The purpose of the Merix Corporation 2009 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

 SECTION 2.    DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

 SECTION 3.    ADMINISTRATION

3.1           Administration of the Plan

The Plan shall be administered by the Board, and the Board may delegate this authority to the Human Resources and Compensation Committee or another committee of the Board. In selecting the members of any such committee to administer the Plan with respect to Participants subject or likely to become subject to Section 16 of the Exchange Act, the Board shall consider the provisions of Section 16 of the Exchange Act and Section 162(m) of the Code, and whether each such member is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Human Resources and Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Human Resources and Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act or Section 162(m) of the Code and no discretionary Award shall be granted to a non-employee director of the Company unless such Award is approved (i) by a committee of the Board comprised solely of ‘independent directors” (within the meaning of the independence standards of the NASDAQ Stock Market or other primary exchange for the Company’s common stock), or (ii) with the affirmative votes of a majority of the independent directors, if approved by the Board . All references in the Plan to the “Committee” shall be, as applicable, to the Human Resources and Compensation Committee or any other committee or any officer to whom the Board or the Human Resources and Compensation Committee has delegated authority to administer the Plan.

3.2           Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan (including, without limitation, whether an Award shall be subject to Section 16 or any other performance condition); (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property, or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price of the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to persons subject to Section 16 of the Exchange Act or Section 162(m) of the Code, by the Human Resources and Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person.

SECTION 4.    SHARES SUBJECT TO THE PLAN

4.1           Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a) 3,000,000 shares; plus

(b) any shares subject to outstanding awards under the Company’s 2006 Equity Incentive Plan (and its predecessor, the Company’s 1994 Stock Incentive Plan) and the Company’s 2000 Nonqualified Stock Option Plan on the Effective Date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares); up to an aggregate maximum of 2,789,931 shares, subject to adjustment from time to time as provided in Section 15.1.

Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2           Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to, or paid with respect to, an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to, or as the form of payment for grants or rights earned or due under, other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Human Resources and Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an

Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board, and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3           Limitations

Except for a number of Awards equal to 5% of the aggregate number of shares specified in Section 4.1 and subject to adjustment as provided in Section 15.1, all Awards (other than Awards of Options and Stock Appreciation Rights) shall be made subject to a minimum vesting period at the Committee’s discretion of either (i) a ratable three year period from the Grant Date, over which the Award vests periodically based primarily on continuous service to the Company or a Related Company or (ii) one year from the Grant Date for an Award that vests based primarily upon the accomplishment of performance goals; provided, however, that the Committee may waive such vesting restrictions (at the time of grant of the Award or later) in the event of the participant’s death, Disability or Retirement, or a Company Transaction, sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1           Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2           Evidence of Awards

Awards granted under the Plan shall be evidenced by a written notice or agreement, which may be electronic or in paper, that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3           Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4           Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7.    OPTIONS

7.1           Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2           Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards.

7.3           Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4           Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at (and the conditions under) which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole, or from time to time in part, by delivery to, or as directed or approved by, the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for fewer than a reasonable number of shares at any one time, as determined by the Committee.

7.5           Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase (and, in the case of Incentive Stock Options , set forth in the instrument evidencing the Option), which forms may include:

(a) cash, check or wire transfer;

(b) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any other period necessary to avoid adverse accounting consequences to the Company);

(c) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Committee may permit.

7.6           Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9.    STOCK APPRECIATION RIGHTS

9.1           Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2           Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10.    STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1           Grant of Stock Awards, Restricted Stock and Stock Units

Subject to Section 4.3 hereof, the Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2           Vesting of Restricted Stock and Stock Units

Subject to Section 4.3 hereof, upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

SECTION 11.    PERFORMANCE AWARDS

11.1           Performance Shares

Subject to Section 4.3 hereof, the Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2           Performance Units

Subject to Section 4.3 hereof, the Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12.    OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan. Notwithstanding any other provisions of the Plan to the contrary but subject to Section 4.3, any other incentives payable in shares of Common Stock granted pursuant to this Section 12 shall be subject to forfeiture restrictions to be determined by the Committee.

SECTION 13.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes or other required deductions that the Company is required by applicable federal, state, local or foreign law to withhold, deduct or otherwise pay with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. Unless otherwise determined appropriate by the Company, the value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for fewer than six months, if such limitations are necessary to avoid adverse accounting consequences to the Company.

SECTION 14.    ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award (other than an Incentive Stock Option) subject to such terms and conditions as the Committee shall specify.

SECTION 15.    ADJUSTMENTS

15.1           Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2           Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3           Company Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not a Related Party Transaction:

(i) All outstanding Awards, other than Performance Shares and Performance Units, shall be converted, assumed or replaced by the Successor Company or shall become fully and immediately exercisable, and all applicable restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3.1, an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii) All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(iii) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Award.

15.4           Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5              No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6           Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7           Section 409A of the Code

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Committee shall not have the authority to make any adjustments pursuant to Section 15 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

SECTION 16.    CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.  For the avoidance of doubt, the limit set forth in Section 16.3 shall, in all cases, apply to the grant of Options and SARs to Covered Employees.  Although not required in order to comply with the performance-based compensation exception under Section 162(m) of the Code, options and SARs may be made subject to the performance criteria set forth in Section 16.1 below.

16.1           Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings before income taxes, depreciation and amortization; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance goals may relate to the performance of the Company, any subsidiary, any portion of the business, product line or any combination, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination, all as determined by the Committee. The Committee shall have absolute discretion to reduce the amount of the award payable to any Participant for any period below the maximum award determined based on the attainment of performance goals. The Committee may decide not to pay any such award to a participant for a period, based on such criteria, factors and measures as the Committee in its sole discretion may determine, including but not limited to individual performance and the financial and other performance of the Company, or a subsidiary or other business unit. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2           Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3           Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Options, SARs, and/or Awards (other than Performance Units) subject to this Section 16 in any calendar year period with respect to more than 500,000 shares of Common Stock for such Awards in the aggregate, except that the Company may make additional one-time grants of such Awards for up to 500,000 shares to newly hired individuals in the calendar year of hire, and the maximum dollar value payable with respect to Performance Units subject to this Section 16 granted to any Covered Employee in any one calendar year is $500,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17.    AMENDMENT AND TERMINATION

17.1           Amendment, Suspension or Termination

The Board or the Human Resources and Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2           Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the date this Plan was adopted by the Board.

17.3           Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan unless such amendment, suspension or termination is necessary or desirable to comply with any applicable law, regulation or rule.  Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18.    GENERAL

18.1           No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2           Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws, regulations or rules (including, without limitation, the requirements of the Securities Act or the laws, regulations or rules of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws, regulations or rules of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law, regulation or rule, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law, regulation or rule or the applicable rules of any stock exchange.

18.3           Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4           No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5           Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6           Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws, regulations or rules of other countries or jurisdictions in which the Company or any Related Company may operate or have Eligible Persons or Participants to ensure the viability of the benefits from Awards granted to Participants located in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws, regulations or rules, and meet the objectives of the Plan.

18.7           No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8           Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9           Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law, regulation or rule deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, regulations, or rules or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10           Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of law.

18.11           Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19.    EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company.

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Merix Corporation, an Oregon corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities;

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

(d) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) a Related Party Transaction; or

(e) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least half of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Human Resources and Compensation Committee” means the Human Resources and Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Human Resources and Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading or, if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Merix Corporation 2009 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Related Party Transaction” means a Company Transaction pursuant to which:

(a) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10 (and subject to the provisions of Section 10.3), the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10 (and subject to the provisions of Section 10.3), the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10 (and subject to the provisions of Section 10.3).

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Human Resources and Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Human Resources and Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Shareholder Approval
August 14, 2009	Initial Plan Adoption		October 7, 2009

MERIX CORPORATION
15725 SW GREYSTONE COURT
SUITE 200
BEAVERTON, OR 97006

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16840-P83984 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MERIX CORPORATION

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William C. McCormick
02) Michael D. Burger
03) Kirby A. Dyess
04) Donald D. Jobe
05) George H. Kerckhove
06) Dr. William W. Lattin
07) Francis Yuen Kin Pheng
08) Robert C. Strandberg

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2. Approval of the Merix Corporation 2009 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(See reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
Have the 12-Digit Control Number(s) available.

M16841-P83984

MERIX CORPORATION
Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on October 7, 2009

The undersigned hereby appoints Michael D. Burger, Dr. William W. Lattin and William C. McCormick, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation to be held at Merix' principal executive offices, 15725 SW Greystone Court, Beaverton, Oregon 97006 on October 7, 2009, at 9:00 a.m. Pacific Time, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted FOR the directors and for approval of the Merix Corporation 2009 Equity Incentive Plan, except for shares held in the Merix Corporation 401(k) Plan, which will be voted in accordance with the terms of that plan. The proxies may vote in their discretion as to other matters that may come before the meeting.

If you need directions to the Annual Meeting so that you may attend and vote in person, please contact our Investor Relations Department at investor.relations@merix.com

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side